SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     Lincoln National Corporation
         (Name of Registrant as Specified in Its Charter)

                     ______________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:

     2) Form, Schedule or Registration Statement No.

     3) Filing Party:

     4) Date Filed:

                           LINCOLN
                           NATIONAL
                           CORPORATION
                       FORT WAYNE, INDIANA

                                                  April 14, 1997

Dear Fellow Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Lincoln National Corporation scheduled to be held on Thursday, May 15, 1997, at the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana, at 10:00 a.m., local time. Your Board of Directors and Management look forward to greeting those shareholders able to attend.

The matters to be acted upon at the meeting are described in the attached Notice of Meeting and Proxy Statement which we urge you to review carefully.

It is important that your shares are represented at the meeting. Accordingly, we request your cooperation by signing, dating and mailing the enclosed proxy card in the envelope provided for your convenience. On behalf of the Board of Directors, thank you for your continued support.

                                        Sincerely,

                                        /S/IAN M. ROLLAND
                                        Ian M. Rolland
                                        Chairman

<PAGE 1>

                       LINCOLN NATIONAL CORPORATION
                            FORT WAYNE, INDIANA

                                 NOTICE OF
                      ANNUAL MEETING OF SHAREHOLDERS


                               April 14, 1997


The Annual Meeting of Shareholders of LINCOLN NATIONAL CORPORATION will be held on Thursday, May 15, 1997, at 10:00 a.m., local time, at the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana.

The items of business are:

1. to elect three directors for three-year terms to expire in 2000,

2. to approve or disapprove the Lincoln National Corporation 1997
   Incentive Compensation Plan,  and

3. to consider and act upon such other matters as may properly come before the meeting.

Only shareholders of record at the close of business on March 21, 1997, are entitled to notice of and to vote at the annual meeting or any meeting resulting from an adjournment thereof. Shareholders are reminded that shares cannot be voted unless the signed proxy card is returned or other arrangements are made to have the shares represented at the meeting.

                                       For the Board of Directors,

                                       /S/ C. SUZANNE WOMACK
                                       C. Suzanne Womack
                                       Secretary



<PAGE 2>

                         LINCOLN NATIONAL CORPORATION
                            200 East Berry Street
                             FORT WAYNE, INDIANA

                               Proxy Statement

                        Annual Meeting of Shareholders
                                 May 15, 1997

Any shareholder giving a proxy has the power to revoke it at any time before its exercise by submitting a written revocation or a new proxy, or by the shareholder's attendance and vote at the annual meeting. This Proxy Statement is first being mailed to shareholders on or about April 14, 1997. Proxies in the form provided are being solicited by the Board of Directors of Lincoln National Corporation (the "Corporation" or "LNC") for use at the annual meeting of shareholders to be held May 15, 1997, and any meeting resulting from an adjournment thereof.


                           Solicitation of Proxies

The cost of soliciting proxies will be paid by the Corporation. The Corporation has made arrangements with brokerage firms, banks, custodians and other fiduciaries to forward proxy materials to their principals, and the Corporation will reimburse them for their reasonable mailing and other expenses.

In addition to solicitation by mail, certain directors, officers and employees of the Corporation, who will receive no additional compensation for their services, may solicit proxies by telephone, telecopy and by personal contacts. The Corporation has retained the firm of Corporate Investor Communications, Inc., a shareholder relations and proxy solicitation firm. Representatives of this firm may also solicit proxies by mail, telephone, telecopy and by personal contacts.

The enclosed proxy/direction card is considered to be voting instructions furnished to the respective trustees of the Lincoln National Corporation Employees' Savings and Profit-Sharing Plan, The Lincoln National Life Insurance Company Agents' Savings and Profit-Sharing Plan, and the American States Financial Corporation Employees' Savings and Profit-Sharing Plan with respect to shares allocated to individual accounts under these plans. To the extent that account information is the same, participants in one or more of the plans who are also shareholders of record will receive a single card representing all shares. If a plan participant does not return a proxy/direction card to the Corporation, the trustees of the plan in which shares are allocated to the participant's individual account will vote such shares in proportion to shares for which directions have been received.

Approval by the shareholders at the annual meeting of the minutes of the previous annual meeting will not constitute approval of any of the matters referred to in such minutes. For information regarding shareholder proposals, please see "Shareholder Proposals" and "No Qualifying Shareholder Proposals" on page 38. If matters other than Items 1 and 2 listed in the Notice of Annual Meeting of Shareholders on page 1 are presented, holders of proxies given pursuant to this Proxy Statement will vote the shares in their discretion in the best interests of the Corporation and in accordance with their best judgment.

<PAGE 3>

                          SHAREHOLDERS ENTITLED TO VOTE AND
                                 SHARES OUTSTANDING

     Only shareholders of record at the close of business on March 21, 1997, will be entitled to vote at the meeting. As of that date, there were 103,227,674 shares of capital stock of the Corporation issued, outstanding and entitled to vote as follows: 103,190,912 shares of Common Stock and 36,762 shares of $3.00 Cumulative Convertible Preferred Stock, Series A. Each share is entitled to one vote.


                               VOTES NECESSARY FOR QUORUM
                               AND ADOPTION OF PROPOSALS

Quorum - The Corporation is domiciled in the state of Indiana. A majority of all outstanding voting shares constitutes a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting or any adjournment.

Votes Necessary to Adopt Proposals - A plurality of the votes cast is required for the election of directors (Item 1). Item 2 will be approved if the votes cast favoring the action exceed the votes cast opposing the action. For both Item 1 and Item 2, abstentions, broker non-votes and, with respect to the election of directors, instructions on a proxy to withhold authority to vote for one or more of the director nominees will have no effect on the outcome of the relevant vote.

                    ITEM 1 - ELECTION OF DIRECTORS

Mr. Robert A. Anker  resigned from the Board  effective  December 31, 1996, and the size of the Board has accordingly been reduced from thirteen to twelve members. Proxies will be voted for nominees listed below unless the shareholder
giving  the  proxy  withholds such authority.   It is intended that  shares
represented by proxies will be voted for Harry L. Kavetas, M. Leanne Lachman and Jill S. Ruckelshaus for terms expiring in 2000.

All nominees presently are serving as directors of the Corporation. All nominees have agreed to serve if elected; however, if any nominee is unable or declines to serve as a director at the time of the annual meeting or any meeting resulting from an adjournment thereof (an event not now anticipated), proxies will be voted for the election of a qualified substitute nominee, or the size of the Board may be reduced.

<PAGE 4>

[Picture]             Nominee for a Term Expiring in May 2000
               Principal Occupation:
               Chief Financial Officer and Executive Vice President of Eastman Kodak Company (a global imaging products and services company) [February 1994 - present]

               Five Year Business History:
               Vice President, International Business Machines Corporation
                 (an information/handling systems, equipment and services company) [1989 - December 1993]
               President, IBM Credit Corporation (a finance company which finances IBM products and services for IBM customers) [1986 - October 1993]

               Directorships of Public Companies:
               Caliber System, Inc. [February 1996 - present]

Harry L. Kavetas
Director since 1990
Age 59


[Picture]             Nominee for a Term Expiring in May 2000
               Principal Occupation:
               Managing Director of Schroder Real Estate Associates
               (a national real estate investment management firm) [April 1987 - present]

               Five Year Business History:
               Managing Director, Schroder Mortgage Associates (a national commercial mortgage investment firm) [April 1993 - present]

               Directorships of Public Companies:
               Chicago Title and Trust Company [January 1985 - present] Chicago Title Insurance Company [January 1985 - present] Liberty Property Trust [June 1994 - present]

M. Leanne Lachman
Director since 1985
Age 54

[Picture]             Nominee for a Term Expiring in May 2000
               Principal Occupation:
               Director of Seattle First Bank Corporation
               [September 1977 - present]

               Five Year Business History:
               Director, Costco, Inc. (a membership warehouse retailer)
                 [January 1996 - present]
               Consultant, William D. Ruckelshaus Associates (environmental consultants) [concluded January 1, 1997]

               Directorships of Public Companies:
               Sea-First Corporation [September 1977 - present]

Jill S. Ruckelshaus
Director since 1975
Age 60

<PAGE 5>
                      Continuing in Office for a Term Expiring in May 1999
[Picture]      Principal Occupation and Five Year Business History:
               Chairman and Chief Executive Officer of CARPAT Investments
               (a private investment company) [1987 - present]

               Directorships of Public Companies:
               None

J. Patrick Barrett
Director since 1990
Age 60


                      Continuing in Office for a Term Expiring in May 1999
[Picture]      Principal Occupation:
               President and Chief Executive Officer of Burson-Marsteller
               Worldwide (a perceptions management firm) [May 1995 - present]

               Five Year Business History:
               Vice-Chairman, Gulfstream Aerospace Corporation (a
                 manufacturer of business aircraft) [March 1994 - May 1995]
               Vice-Chairman, Chief Operating Officer and Director, Burson -
                 Marsteller Worldwide [June 1989 - March 1994]

               Directorships of Public Companies:
               Gulfstream Aerospace Corporation [October 1996 - present]

Thomas D. Bell, Jr.
Director since 1988
Age 47


                      Continuing in Office for a Term Expiring in May 1999
[Picture]       Principal Occupation:
                President, Treasurer and Director of Real Silk Investments,
                Inc.(a closed-end investment company)[January 1989 - present]

                Five Year Business History:
                First Vice President and Director, Moriah Fund, Inc.
                  (a private foundation)[1993 - present]

                Directorships of Public Companies:
                NBD Bank, N.A. Indiana [December 1985 - present]

Daniel R. Efroymson
Director since 1993
Age 55

<PAGE 6>

                      Continuing in Office for a Term Expiring in May 1999
[Picture]      Principal Occupation:
               President, Chief Executive Officer and Director of Tandem
               Computers, Inc. (a manufacturer of computer hardware, servers and networks) [January 1996 - present]

               Five Year Business History:
               President and Chief Executive Officer, UB Networks, Inc.
                 (a computer networking company) [September 1993 -
                 January 1996]
               President and Chief Executive Officer, AT&T Unix Systems
                 Laboratories (a communications company) [January 1991 - September 1993]

               Directorships of Public Companies:
               General Magic, Inc. [February 1996 - present]
               Veritas Software Corporation [April 1992 - present] UNIFY [February 1997 - present]

Roel Pieper
Director since 1996
Age 41


                      Continuing in Office for a Term Expiring in May 1999
[Picture]      Principal Occupation:
               Chairman, Chief Executive Officer and President of the
               Corporation

               Five Year Business History:
               Chairman, The Corporation [January 1992 - present]
               Chief Executive Officer, The Corporation [May 1977 - present] President, The Corporation [December 1975 - December 1991,
                 January 1997 - present]
               Director, The Corporation [December 1975 - present]

               Directorships of Public Companies:
               Director, Tokheim Corporation [March 1981 - present] Director, NIPSCO Industries, Inc. [April 1978 - present] Director, Norwest Corporation [April 1993 - present]

Ian M. Rolland
Director since 1975
Age 63


                      Continuing in Office for a Term Expiring in May 1998
[Picture]      Principal Occupation and Five Year Business history:
               Attorney at Law, Earl L. Neal & Associates [ April 1955 - present]

               Directorships of Public Companies:
               Chicago Title and Trust Company [July 1975 - present] Chicago Title Insurance Company [July 1975 - present] Peoples Energy Corporation [1985 - present]
               First Chicago NBD Corporation [1995 - present]
               The First National Bank of Chicago [1988 - present]

Earl L. Neal
Director since 1985
Age 68

<PAGE 7>
                      Continuing in Office for a Term Expiring in May 1998
[Picture]      Principal Occupation and Five Year Business History:
               Chairman of Texas Biotechnology Corporation
               (a research and development company) [May 1990 - present]

               Directorships of Public Companies:
               Hershey Foods Corporation [April 1987 - present]
               General Public Utilities Corporation [January 1989 - present] McKesson Corporation [July 1990 - present]

John M. Pietruski
Director since 1989
Age 64


                      Continuing in Office for a Term Expiring in May 1998
[Picture]      Principal Occupation and Five Year Business History:
               Chairman and Chief Executive Officer of Hollinee, Inc.
               (a privately-held holding company) [June 1986 - present]

               Directorships of Public Companies:
               Turner Corporation [1984 - present]

Gordon A. Walker
Director since 1982
Age 69


                      Continuing in Office for a Term Expiring in May 1998
               Principal Occupation:
               Professor of Business Economics, School of Business Administration, University of Michigan [January 1979 - present]

               Five Year Business History:
               Provost and Executive Vice President of Academic Affairs,
                 University of Michigan [September 1990 - August 1995]

               Directorships of Public Companies:
               Handleman Company [June 1990 - present]
               Structural Dynamics Research Corporation [July 1988 - present] Johnson Controls, Inc. [January 1986 - present]

Gilbert R.
Whitaker, Jr.
Director since 1986
Age 65

<PAGE 8>

                           SECURITY OWNERSHIP OF DIRECTORS,
                           NOMINEES AND EXECUTIVE OFFICERS

The Corporation ("LNC") encourages all employees to own shares of its Common Stock and has established share ownership guidelines for its officers. These guidelines were established in 1993, and officers are expected to meet them within 5 years of attaining the relevant title. Officers are expected to achieve stock ownership equivalent to the following multiples of their base salary: chief executive officer - 8 times, chief operating officer - 7 times, executive vice presidents - 6 times, senior vice presidents - 4 times, vice presidents - 2 times, and officers below vice president - 1 time. Similarly, directors are expected to achieve stock ownership of 5 times their annual retainer within a period of 5 years of election. The Corporation has two classes of equity securities, Common Stock and Preferred Stock. None of the persons listed below own Preferred Stock. The following table shows (i) the number of shares of the Corporation's Common Stock (as of February 17, 1997) and stock units (as of February 14, 1997) and (ii) the number of shares of common stock of American States Financial Corporation, the Corporation's 83% owned subsidiary ("ASFC") and ASFC stock units beneficially owned by directors, nominees for director, and named executive officers individually and all directors and executive officers as a group.



NAME                    AMOUNT OF LNC      LNC STOCK  TOTAL OF LNC  AMERICAN STATES
                        COMMON STOCK AND   UNITS      COMMON        FINANCIAL
                        NATURE OF                     STOCK AND     CORPORATION
                        BENEFICIAL                    STOCK UNITS   COMMON STOCK<F3>
                        OWNERSHIP<F1,2>                             AND STOCK UNITS


Robert A. Anker            130,006          48,739      178,745      1,046
J. Patrick Barrett           5,129           1,584        6,713        -0-
Thomas D. Bell, Jr.          1,829             804        2,633        -0-
Jon A. Boscia               89,363          13,402      102,765        -0-
Daniel R. Efroymson      1,001,525           1,724    1,003,249        -0-
Harry L. Kavetas             1,512           2,208        3,720     10,000
M. Leanne Lachman            1,912           3,498        5,410        -0-
F. Cedric McCurley          68,037           1,122       69,159     12,539
Earl L. Neal                 2,139           5,817        7,956        -0-
Roel Pieper                    478              73          551        -0-
John M. Pietruski            3,139           2,303        5,442        -0-
Ian M. Rolland             259,644         115,033      374,677        -0-
Jill S. Ruckelshaus          2,912              71        2,983        -0-
Richard C. Vaughan          36,550          13,176       49,726        -0-
Gordon A. Walker             1,779           4,540        6,319        -0-
Gilbert R. Whitaker, Jr.     3,139           3,512        6,651        -0-

Directors and Executive  1,889,670         246,775    2,136,445    24,385
Officers as a group -
26 persons
__________________________


<F1>  Each of  these amounts represents less than 1% of the  outstanding shares of the Corporation's Common Stock as of March 6, 1997. As to shares beneficially owned, each person, other than Mr. Efroymson, has sole voting and investment power except that the following persons each share voting and investment power with another person as to the number of shares indicated:
Mr. Boscia, 11,720 shares; Mr. McCurley, 500 shares; and Ms. Ruckelshaus, 200 shares. In addition, the following persons have sole voting power (and no investment power) as to the number of shares indicated: Mr. Barrett, 1,129 shares; Mr. Bell, 1,129 shares; Mr. Boscia, 5,065 shares; Mr. Efroymson, 1,129 shares; Mr. Kavetas, 912 shares; Ms. Lachman, 912 shares; Mr. McCurley, 7,232 shares; Mr. Neal, 1,139 shares; Mr. Pieper, 478 shares; Mr. Pietruski, 1,139 shares; Ms. Ruckelshaus, 912 shares; Mr. Vaughan,
3,752 shares; Mr. Walker, 1,139 shares; and Dr. Whitaker, 1,139 shares. Of the shares reported for Mr. Efroymson, he has sole voting and investment power with respect to 4,430 shares, shared voting and investment power with respect to 995,966 shares. Of the shares reported for Mr. Efroymson, 422,660 shares are held in various trusts and 577,736 are held by Moriah Fund, Inc., a private foundation of which Mr. Efroymson is First Vice President and a Director. Mr. Efroymson disclaims beneficial ownership of all but 5,081 shares.

<F2> This table includes the following shares which are subject to acquisition within 60 days by the exercise of outstanding stock  options:
Mr. Anker, 91,250 shares; Mr. Boscia, 53,750 shares; Mr. McCurley, 44,150 shares; Mr. Rolland, 189,250 shares; and Mr. Vaughan, 24,500 shares.

<F3> Each of these amounts represents less than 1% of the outstanding shares of
ASFC common stock as of February 17, 1997. As to the shares beneficially owned, each person has sole voting and sole investment power, except that the following person has sole voting (and no investment power) as to the number of shares indicated: Mr. McCurley, 10,520 shares. All of the amounts in this column reflect beneficial ownership of ASFC common stock.


<PAGE 9>

                             SECURITY OWNERSHIP
                        OF CERTAIN BENEFICIAL OWNERS

The table below sets forth the names of persons known to the Corporation to be the beneficial owners of more than 5% of its Common Stock. There are no persons known to the Corporation to be the beneficial owner of more than 5% of its Preferred Stock.


                               SECURITY OWNERSHIP
                          OF CERTAIN BENEFICIAL OWNERS

Title of    Name and Address of        Amount and Nature of   Percent
Class       Beneficial Owner           Beneficial Ownership   of Class

Common      The Dai-ichi Mutual Life   6,754,311 shares       6.5%
            Insurance Company          [sole voting and sole
            13-1, Yurakucho 1-Chome    dispositive power of
            Chiyoda-ku                 all shares]
            Tokyo 100, Japan

Common      Capital Guardian Trust     8,250,960 shares       8.0%
            Company and Capital        [sole dispositive
            Research and Management    power - 8,250,960
            Company, operating sub-    shares; sole voting
            sidiaries of The Capital   - 960 shares]
            Group Companies, Inc.
            (formerly, The Capital
            Group, Inc.)
            333 South Hope Street
            Los Angeles, California 90071

Common      Sanford C. Bernstein &     5,202,477 shares       5.0%
            Co., Inc.                  [sole voting power-
            One State Street Plaza     2,760,294; shared
            New York, NY  10004        voting power-628,663;
                                       sole dispositive power-
                                       5,202,477 shares]


<Page 10>

                    COMPENSATION OF DIRECTORS, ATTENDANCE,
                      COMMITTEES AND COMPLIANCE WITH
                   SECTION 16(a) OF THE SECURITIES EXCHANGE
                               ACT OF 1934


COMPENSATION OF DIRECTORS

Directors of the Corporation who are not employees of the Corporation or a subsidiary of the Corporation ("non-employee directors") are paid retainer and meeting fees that approximate the median for similar companies. Non-employee directors of the Corporation were paid an annual retainer at a rate of $30,000 plus a fee of $1,100 for each Board and Board committee meeting attended in 1996. In addition, Committee chairpersons were paid an annual fee of $5,000. The Corporation reimburses directors, and on some occasions their spouses, for reasonable travel expenses incurred in attending Board and Board committee meetings.

The Board has endorsed all six "Best Practices" recommended in the Report of the Blue Ribbon Commission on Director Compensation of the National Association of Corporate Directors. Consistent with these Best Practices, the Board has determined that the philosophy and process used to determine director compensation at the Corporation are that: (1) a substantial portion of each director's compensation will be in Common Stock or phantom units of Common Stock ("stock units"); (2) directors will not be eligible for defined benefit pensions to avoid the appearance of employee-like tenure or compromised independence; and
(3) directors are expected to achieve stock ownership of 5 times their annual retainer within five years of election.

Under the 1993 Stock Plan for Non-Employee Directors (the "Stock Plan") directors receive an annual retainer of $30,000 ($18,000 in cash and $12,000 in restricted stock of the Corporation). In addition, on the July 1 following the date a non-employee director commences a new three-year term, such director receives an additional award of restricted shares equal to $10,000 (rounded up to the nearest whole share). The restrictions on all Common Stock issued to directors will lapse on the earliest of the non-employee director's death, disability or retirement as a director at age 70; however, the full Board may by a majority vote vest such shares on termination.

Under the  Lincoln National Corporation Directors' Value  Sharing  Plan
("DVSP"), which became effective January 1, 1996, non-employee directors are eligible to receive bonus and service awards. The bonus is based on the total shareholder return of the Corporation's Common Stock compared to a group of 14 peer companies over a three-year period. As a transition to this three-year cycle, the first cycle was one year (1996), the second cycle is two years (1996-1997) and future cycles will be three years. For 1996, the award was based on the one year performance of the following companies compared to the
Corporation: Allstate Insurance Companies, American General Corporation, CIGNA Corporation, First Colony Insurance Company, Provident Life and Accident Insurance Company of America, Providian Corporation, ReliaStar, SAFECO Corporation, The Equitable Companies, Inc., Torchmark Corporation, Transamerica Corporation, Travelers Inc., USF&G Corporation, and US LIFE Corporation. The award ranges from $0, if the Corporation's total shareholder return is not above the median, to $41,000, if the Corporation's total shareholder return is the best. There was no award for the 1996 cycle. This bonus is credited to a non-qualified deferred compensation account which is invested in stock units of the Corporation's Common Stock. Under the service award portion of the DVSP, for each non-employee director, a quarterly award will

<PAGE 11>

be credited for a maximum of forty quarters to a non-qualified deferred compensation account which is invested in stock units of the Corporation's Common Stock. The quarterly award is a function of the director's age upon election to the Board, the annual retainer, and an expected minimum return on the Corporation's stock. A director's actual account value will be based on the value of the stock units when it is distributed.

A special guaranteed death benefit is provided for directors who were serving on the Board as of January 1, 1996, and who elected to participate in the DVSP service award. That provision guarantees the value of the service award account payable in the event one of these directors dies prior to retirement will be no less than the lump sum death benefit that would have been payable under the terms of the Directors' Retirement Plan described below. The DVSP service award replaced the Directors' Retirement Plan for people who first became directors after January 1, 1996, and its adoption canceled all rights and obligations of the Corporation to non-employee directors as of that date who elected to become eligible for service awards under the DVSP.

Non-employee directors who did not elect to participate in the DVSP service award continue to be eligible for retirement benefits. The annual benefit payable under the Directors' Retirement Plan to a director is .833% of the director's retainer during the last year he/she was a director multiplied by the number of months of service (with a maximum of 120 months). The benefit is payable either in a single lump sum or monthly beginning at the later of age 65 or when the director retires from the Corporation's Board. In the event of a director's death prior to the commencement of retirement benefits, a death benefit is paid to a beneficiary. Presently, only two directors participate in the Retirement Plan.

Non-employee directors may defer the cash portion of their annual retainer and fees in stock units as provided under Section 3.2 of the Stock Plan. The value of such units are paid in annual installments over a period of up to fifteen years or in a lump sum after the director has ceased to be a director. The value of such units are paid in Common Stock of the Corporation or in cash upon the director's retirement.


ATTENDANCE

The Board held five regularly scheduled meetings and one special meeting during 1996. All directors, except Mr. Pieper, attended 75% or more of the aggregate meetings of the Board and Board committees which he or she was eligible to attend. The Corporation believes attendance at meetings is only one criterion for judging the contribution of individual directors, and all directors have made substantial and valuable contributions to the management of the Corporation.


COMMITTEES

The Board currently has four standing committees (i.e., committees composed entirely of Board members): the Audit Committee, the Compensation Committee, the Development Committee and the Nominating and Governance Committee.


<PAGE 12>

Audit Committee

The members of the Audit Committee are: Earl L. Neal (Chairperson), J.
Patrick Barrett, Thomas D. Bell, Jr., Daniel R. Efroymson, Harry L. Kavetas, Jill S. Ruckelshaus and Gilbert R. Whitaker, Jr. During 1996 the Audit Committee met five times. No member of the Audit Committee is an officer or employee of the Corporation. The principal functions of the Audit Committee are: (1) to review audits of the consolidated financial statements of the Corporation performed by independent auditors, (2) to confer with the independent auditors and officers of the Corporation regarding accounting and financial statement matters, (3) to recommend to the Board the selection, retention, or termination of the independent auditors, (4) to review the Corporation's accounting and auditing procedures and (5) to perform such other related functions as are necessary and desirable.


Compensation Committee

The members of the Compensation Committee are: John M. Pietruski (Chairperson), Thomas D. Bell, Jr., Earl L. Neal, Jill S. Ruckelshaus and Gordon A. Walker. The Compensation Committee held seven meetings during 1996. No member of the Compensation Committee is an officer or employee of the Corporation. The functions of the Compensation Committee relate to compensation of officers and key personnel and include: (1) reviewing and conferring on the selection and development of officers and key personnel,
(2) selecting and recommending to the Board for approval candidates for chairman of the board and chief executive officer, (3) establishing salaries for Executive Officers and approving salaries for other officers and key personnel, (4) approving the payment of bonuses, both discretionary and contractual, for officers and key personnel, (5) approving employment contracts and agreements for officers and key personnel, (6) recommending to the Board the establishment of employee and officer retirement, group insurance and other benefit plans, (7) approving modifications to employee benefit plans if all such modifications, according to actuarial estimates, do not in the aggregate have a present value cost in excess of $10 million for the five calendar years after the effective date of such modifications,
(8) administering those benefit plans of the Corporation designed to comply with the provisions of Rule 16b-3(d) under the Securities Exchange Act of 1934 and (9) such other related functions as are necessary or desirable.


Development Committee

The members of the Development Committee are: M. Leanne Lachman
(Chairperson), J. Patrick Barrett, Daniel R. Efroymson, Roel Pieper, John M. Pietruski and Ian M. Rolland. During 1996 the Development Committee met five times. The Development Committee generally has authority to authorize the following transactions and expenditures having a value greater than $5 million and less than or equal to $10 million: (1) acquisitions or divestitures of companies, assets or blocks of business, mergers, strategic investments and joint ventures, (2) capital commitments or expenditures for leases and asset purchases, (3) sale of an equity interest in a company, (4) purchases by the Corporation or its affiliates of securities issued by the Corporation or any of its affiliates and issuance of securities by the Corporation or any of its affiliates, (5) acquisitions or dispositions of information systems development projects and (6) such other transactions as the chief executive officer may elect to refer to the Committee. The Development Committee also has authority to authorize capital transactions (excluding dividends) between affiliates having a value greater than $40 million and less than or equal to $100 million.

<PAGE 13>

Nominating and Governance Committee

The members of the Nominating and Governance Committee are: Gilbert R. Whitaker, Jr. (Chairperson), Harry L. Kavetas, M. Leanne Lachman, Ian M. Rolland, and Gordon A. Walker. During 1996 the Nominating and Governance Committee met five times. The functions of the Nominating and Governance Committee include: (1) the nomination of directors for election by shareholders,
(2) the nomination of directors to fill vacancies, (3) the compensation and reimbursement of directors, (4) the retirement policy and benefit plans for directors, (5) the determination of the size of the Board, (6) review and confer on the selection of members of Board committees and (7) develop governance principles which guide the Board in the conduct of its business.

Although  the  Nominating   and  Governance   Committee  does  not  solicit
shareholder suggestions regarding nominees for director to be proposed by the Board, it will consider such recommendations if they are made. Recommendations regarding nominees for director to be proposed by the Board, along with relevant qualifications and biographical material, should be sent to the Secretary of the Corporation.

Nominations for directors to be proposed by a shareholder at a shareholders meeting must comply with the provisions of the Corporation's Bylaws (See Shareholder Proposals on page 38).


SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Corporation's directors, its executive officers (which include all the Named Executive Officers shown on the Summary Compensation Table on page 21), and any persons holding more than ten percent of a class of its equity securities ("Reporting Persons") are required to report their initial ownership of such securities and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC") and the New York Stock Exchange on Forms 3, 4 and 5. All Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Forms 3, 4 and 5 they file. Specific due dates for these reports have been established, and the Corporation is required to disclose in this proxy statement any failure during 1996 to file by these dates. All of these filing requirements were satisfied. In making these disclosures, the Corporation has relied solely on written representations of the Reporting Persons and copies of the reports that were filed with the SEC.


COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

The following persons served as members of the Corporation's Compensation Committee during the 1996 fiscal year: Thomas D. Bell, Jr., Earl L. Neal, John
M. Pietruski, Jill S. Ruckelshaus and Gordon A. Walker. None of these people had interlocks reportable under Section 402(j)(3) and (4) of Regulation S-K, and none were employees, officers or former officers of the Corporation or its subsidiaries.

<PAGE 14>

                         EXECUTIVE COMPENSATION
                     COMPENSATION COMMITTEE REPORT


RESPONSIBILITIES AND COMPOSITION

The Corporation's executive compensation programs are administered by the Compensation Committee (the "Committee"), a committee of the Board of Directors comprised exclusively of non-employee directors. The Committee approves payment amounts and award levels for the Corporation's executive officers, including payments under plans approved by the Board of Directors. The Committee's decisions assist the Corporation in attracting and retaining high caliber executives while providing appropriate compensation programs that reinforce the attainment of superior financial results for the benefit of the shareholders, customers, employees and communities in which the Corporation operates. None of these non-employee directors have any interlocking or other relationships that would call into question their independence as Committee members, nor have any ever served as officers of the Corporation.

Prior to May 23, 1996, compensation decisions concerning the executive officers of the entities that are currently subsidiaries of American States Financial Corporation, the Corporation's majority owned subsidiary ("ASFC"), were made by the Committee. Since that date, however, such determinations have been (and will continue to be) made by the compensation committee of ASFC (the "ASFC Committee"), although the ASFC Committee coordinates with the Committee in order to align its compensation programs as nearly as practicable with those of the Corporation. In this regard, the Committee makes specific recommendations to the ASFC Committee regarding awards to be made under ASFC long-term compensation plans. ASFC is a reporting company under the Securities Exchange Act of 1934, as amended (the "1934 Act"). As a result, the compensation policies of ASFC established after May 23, 1996, will be separately discussed in the relevant reports required under the 1934 Act to be filed by ASFC.


COMPENSATION PHILOSOPHY AND OBJECTIVES

The Committee believes that the Corporation's executive officers' compensation should be determined according to a competitive framework and based on overall corporate financial results, individual contributions, teamwork and business unit results that help build shareholder value. Within this overall philosophy, the Committee's specific objectives are to:

 . Maximize long-term shareholder value creation. To accomplish this objective, the Corporation has adopted a comprehensive business strategy. The overall goal of the Committee is to develop executive compensation policies which are consistent with and linked to the Corporation's strategic business objectives.

 . Provide a direct link between executive compensation and the Corporation's financial performance (as more specifically described below) and total long-term shareholder return, relative to a comparable group of specialty and multi-line insurance companies. This group currently includes 14 insurance companies that are the same companies listed on the Performance Graph on page 30, and are hereafter referred to in this report as the "Peer Group." Consistent with this objective, the Committee establishes performance criteria and incentive

<PAGE 15>

   targets, evaluates actual performance against these criteria and determines actual incentive awards.

 . Align the financial interests of executive officers with those of the shareholders by providing significant equity-based long-term incentives.

 . Emphasize performance-based compensation at executive officer levels. As a result, executive officers have a greater portion of total compensation at risk depending on overall corporate performance.


TOTAL COMPENSATION PRINCIPLES

There are key principles to which the Committee adheres in structuring the compensation program for its executive officers. They are as follows:

   Long-Term and At-Risk Focus: The majority of compensation for Executive Officers is long-term and at-risk, to focus management on the long-term interests of shareholders. Less emphasis is placed on annual compensation.

   Equity Orientation: Stock-based plans comprise a significant part of an Executive Officer's compensation. This is to instill ownership thinking and to more closely link compensation to long-term shareholder return. Consistent with this philosophy, the Corporation requires officers to meet certain share ownership guidelines.

   Management Development: Compensation opportunities are structured to attract and retain those individuals who can maximize the creation of shareholder value. The compensation structure facilitates the Corporation's philosophy of developing and retaining leaders.

   Competitiveness: Base pay will be competititve with selected companies within the Corporation's market. Total direct compensation will be average or below for average or below average financial performance but will be in the top quartile for top quartile financial performance. The market to which we compare includes the Peer Group as well as other companies in our industry. The development of at-risk pay policies is driven more by corporate strategy than by competitive pay practice.

The Committee has utilized these key principles in the design and administration of the executive compensation program and believes that the structure of this compensation approach encourages the creation of shareholder value over the long term.


COMPENSATION COMPONENTS AND PROCESS

The primary components of executive compensation used by the Committee are:

      .      Base pay
      .      Long-term incentives
      .      Benefits

<PAGE 16>

These components are strucured to meet varying vusiness objectives and to cumulatively provide a level of total compensation opportunity that compares favorably to levels of total compensation offered by other successful companies in our business.

Base Pay

The Corporation has established executive base pay bands, assigning each executive to a band of compensation based on job responsibilities. Each band was established to be fully competitive after consideration of available market data and by using methodology and data provided and developed by independent compensation consulting firms.

Compensation recommendations are provided to the Committee by the Chief Executive Officer after an annual evaluation of individual contribution to the business. The executive base pay bands were established after a review of published projections of executive cash compensation increases by well known consulting firms and national compensation associations and comparing individual
compensation  to  the  external  market.   These  projections (which included
information on 1995 compensation) covered the results of surveys of compensation levels of executive officers at a group of 38 companies.

Long-term Incentives

Long-term incentives comprise the largest portion of total compensation for Executive Officers. These incentives are provided through annual grants of Stock Options and the Executive Value Sharing Plan ("EVSP"). The Committee has the authority to convert cash payments from the EVSP awards into restricted stock or restricted stock units, thus creating three forms of long-term incentives utilized for key executives: stock options, restricted stock or stock units, and cash awards. In any given year, an executive may receive a combination of all or some of these incentives, depending on circumstances such as individual and corporate performance. The objective of both the stock option grants and the conversion of long-term cash incentives to restricted stock or restricted stock unit awards is to motivate executives to make changes in the Corporation that will enhance long-term return to shareholders.

For 1996, approximately 65% of the value of the Named Executive Officers' total compensation was variable. This total variable portion was comprised of
long-term   incentives  which  are  based  on  long-term  corporate  financial performance and the Corporation's Common Stock performance relative to the Peer Group as discussed above. The long-term incentive plans are discussed below:

Stock Options: Stock option grants provide the opportunity to purchase shares of the Corporation's Common Stock at Fair Market Value (the average of the high and low trading prices on the day preceding the date of the grant). The objective of these grants is to increase executive officers' equity interest in the Corporation and to allow them to share in the appreciation of the Corporation's Common Stock. Stock options only have value for the executive officers if the stock price appreciates in value from the date the options are granted. Stock options become exercisable in four equal annual installments beginning on the first anniversary of the grant and has a ten-year term. The Committee has typically granted stock options each year to executive officers at its May meeting. The option grants cover shares of Common Stock authorized under shareholder-approved plans. Four hundred ninety employees across the Corporation received option grants in 1996.

<PAGE 17>

Executives are encouraged to hold shares received upon the exercise of the options, linking their interests to those of shareholders. Executives who sell shares prior to reaching the share ownership guidelines (discussed on page 18) may have future stock option awards reduced or eliminated.

In granting stock options to Executive Officers, including the Named Executive Officers, the Committee takes into account the executive's level of
responsibility,   individual  contribution  and  the  Committee's  objective  of attaining long-term incentive compensation levels deemed appropriate by the Committee when compared to market compensation data. In addition, the Committee took into account the Chief Executive officer's award recommendation for the Named Executive Officers. The Committee also considers the practices of other companies as verified by external surveys, shares of Common Stock owned by the individual and total compensation objectives.
The Committee does consider the amounts and terms of prior option grants as an important component in achieving a competitive total compensation package.

Executive Value Sharing Plan ("EVSP"): In May 1994, the shareholders of the Corporation approved the amended and restated EVSP so that payments made under the EVSP to the Named Executive Officers might not be subject to the one million-dollar limit on deductibility that was enacted by the Omnibus Budget Reconciliation Act of 1993 ("OBRA"). Under the EVSP, participants are awarded bonuses only if specified performance objectives are attained. The amounts of these awards depend on the Corporation's or a designated business segment's performance over three-year "Performance Cycles" relative to the performance of other companies contained in a designated peer group. A new three-year cycle begins each year; however, newly promoted or newly hired executives may participate in cycles that are currently running. The Committee approves the participants, establishes the performance goals or formula for measuring the Corporation's or a business segment's performance, determines the peer groups, establishes the maximum amounts which can become payable, certifies the extent to which such performance goals or formulas have been attained, and determines the actual award. Under the shareholder approved plan, the Committee does not have the authority to increase an award above the maximum set by the formula nor can the formula for a specific performance cycle be changed, once it has begun. The first payment under the 1994 shareholder approved plan will be made in 1997.

For the performance cycle that ended in 1996, the 1994 - 1996 performance cycle information on the Peer Group (which is the same as the companies on the Performance Graph on page 30 except for 1994 and 1995 when The Equitable Companies, Inc. replaced Kemper Corporation, except for 1995 when Allstate replaced Continental Corp., and except for 1996 when First Colony replaced Aetna) will not be available until the end of April 1997; therefore, the EVSP award will be determined after the date of this proxy statement and discussed in the Compensation Committee Report in the 1998 proxy statement. The EVSP award for the 1993 - 1995 performance cycle was determined in May 1996. The major considerations by the Committee in determining the awards were the Corporation's 1993 - 1995 performance at the 65th percentile for increase in book value and at the 66th percentile for total shareholder return compared to the Peer Group.

Commencing May 23, 1996 and January 1, 1997, Mr. McCurley and Mr. Anker, respectively, became eligible to participate in the long-term compensation plans supported by ASFC, although Mr. Anker may receive an award under the EVSP for the performance cycle that ended in 1996.

Restricted Stock and Stock Units: Restricted stock awards or restricted stock unit awards were made to the Named Executive Officers in lieu of a cash payment for half of their award under

<PAGE 18>

the EVSP in 1996. The shares awarded are typically restricted from sale or trade for three years after the end of the performance cycle for which they were granted, except in a situation relating to death or disability. During the period that the shares are issued but restricted, the executives may vote the shares and dividends are deemed to have been reinvested in additional restricted stock. Restricted stock units are deferred compensation which vests after three years. There are no voting rights and dividends are reinvested in additional stock units.

Share Ownership Guidelines: The Committee endorses stock ownership by directors, executive officers and key personnel in the belief that stock ownership enhances the alignment of management and shareholder interests. Further, the Committee endorses stock-based performance compensation arrangements as being essential in achieving this alignment. In support of achieving stock ownership, the Corporation has adopted the following guidelines. Officers are expected to achieve stock ownership equivalent to the following multiples of their base salary: Chief Executive Officer - eight times, Chief Operating Officer, - seven times, Executive Vice Presidents - six times, Senior Vice Presidents - four times, Vice Presidents - two times and officers below vice president - one times base salary. These guidelines were established in 1993, and officers currently in the same positions as then are expected to meet them no later than 1998. Newly appointed officers have five years to achieve the guideline.


Benefits

Benefits offered to key executives are largely those that are offered to the general employee population, with some variation, largely to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits. In general, they provide a safety net for protection against the financial catastrophes that can result from illness, disability or death.


1996 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

The Chief Executive Officer's base salary was increased effective July 14,
1996 by 5.1%. The Committee also awarded Mr. Rolland options to purchase 75,000 shares of Common Stock at the then fair market price of $45.38 per share on May 8, 1996. The Committee determined Mr. Rolland's EVSP award for the 1993 - 1995 performance cycle following methodology similar to the shareholder approved formula for performance cycles beginning in 1994. This award was evenly divided into a cash payment and restricted stock units. The number of stock units was determined by dividing the cash portion of the award by $53.31 (average closing price of LNC Common Stock on December 29, 1995, January 31, 1996, and February 29, 1996). The total value of the award (after conversion to stock units, including the cash payment) was $1,300,000. The value of the restricted stock units is payable on a date no earlier than one year after retirement and such amounts should be fully deductible by the Corporation.

In making 1996 compensation decisions for the Chief Executive Officer, the Committee reviewed the Corporation's positive financial performance during 1995. The Committee also considered the Chief Executive Officer's leadership in continuing to strategically position the Corporation for the future. During 1996, income from operations grew to a record $434.1 million. This compares with $306.5 million in 1995, which was net of a special charge of $121.6 million for disability income insurance reserve strengthening. Also during 1996 LNC completed an initial public offering of 17 percent of American States and completed the acquisition of UNUM's group tax-qualified annuity business. Finally, assets managed by LNC surpassed the $100 billion mark in 1996, reaching a total

<PAGE 19>

exceeding $105 billion at December 31, 1996, an increase of approximately 11 percent compared to the prior year end.

The Committee also considered the Corporation's 1993 - 1995 performance at the 65th percentile for increase in book value and at the 66th percentile for total shareholder return compared to the Peer Group. No adjustment was made in the calculation of book value increase for the special charge in 1995 of $121.6 million for disability income insurance reserve strengthening.


IMPACT OF TAX DEDUCTION LIMITATIONS ON EXECUTIVE COMPENSATION

It is the responsibility of the Committee to address tax deduction limits which make "non-performance-based" compensation to certain executives of the Corporation in excess of $1,000,000 non-deductible to the Corporation. To qualify as "performance-based" compensation payments must be made from a plan that is administered by a committee of outside directors and be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the Committee must certify that the performance goals were achieved before payments can be awarded.

The Committee has taken several steps to minimize the effect of these tax deduction limits on the Corporation's deduction for compensation to be paid to any of the Named Executive Officers listed on the Summary Compensation Table. The Corporation's 1986 Stock Option Incentive Plan was amended to place maximums on the amount of stock options awarded to any officer, and the EVSP was approved by shareholders in 1994. All stock options awarded under that plan and all awards under the EVSP beginning in 1997 will not count toward the one million dollar limit. In addition, instead of amounts being paid in restricted stock for EVSP cycles that began before 1994, some officers receive these amounts as restricted stock units under a deferred compensation arrangement designed to
assure   deductibility  by  the  Corporation.  Although  the  plans  meet  the requirements for payments to be deductible, the Committee may, in accordance with its powers, award discretionary bonuses to executives that are not deductible to recognize exceptional service or to correct below market compensation. Should compliance with the million dollar limit conflict with the Committee's compensation philosophy, the Committee will act in accordance with that philosophy and in the best interests of shareholders. The Committee will continue to monitor the level of compensation paid to executive officers in order to take any steps which may be appropriate.


RECOMMENDATION OF ADOPTION OF 1997 INCENTIVE COMPENSATION PLAN

During 1996, the Compensation Committee commissioned a study by an outside consultant in the field of executive compensation to assess and make recommendations regarding the Corporation's long-term incentive compensation plans. The purpose was to determine whether revisions in the design of those plans would be advisable based on the Compensation Committee's compensation philosophy as stated above, business conditions, competitive practices and other factors. Following this study, the Compensation Committee recommended to the Board the adoption, and submission to shareholders for their approval, of the proposed 1997 Incentive Compensation Plan. The Compensation Committee also established, subject to shareholder approval of the Plan, performance goals and maximum award levels for performance awards for persons anticipated to be plan participants for certain performance periods beginning in 1997 (as described in Item 2 of the Proxy Statement). This plan, if approved by shareholders, will allow the Compensation Committee greater

<PAGE 20>

flexibility in tailoring awards to satisfy the Corporation's business needs and objectives. The plan is described more fully in Item 2 of the Proxy Statement.


CONCLUSION

The Compensation Committee believes the executive compensation policies and programs serve the interest of the shareholders and the Corporation. Pay delivered to the executives is intended to be linked to and commensurate with corporate performance. The Committee believes the performance of the Corporation validates this compensation philosophy.<F1>


                                           John M. Pietruski, Chairperson
                                           Thomas D. Bell, Jr.
                                           Earl L. Neal
                                           Jill S. Ruckelshaus
                                           Gordon A. Walker


<FN1>  Pursuant to item 402(a)(9) of Regulation S-K promulgated by the
Securities and Exchange Commission ("SEC"), the "Compensation Committee Report" shall not be deemed to be filed with the SEC for purposes of the Securities Exchange Act, nor shall such report or such material be deemed to be incorporated by reference in any past or future filing by the Corporation under the Securities Exchange Act or the Securities Act of 1933 as amended.


               [This portion of page intentionally left blank]

<PAGE 20>

SUMMARY ANNUAL AND LONG-TERM COMPENSATION

The Corporation's compensation program for executive officers for the fiscal year ended December 31, 1996 consisted primarily of salaries, bonuses, and other compensation. The numbers necessary to determine the amount of the awards under the Executive Value Sharing Plan are not available and are not included for 1996 below, but will be included in next year's proxy statement. Shown below is information concerning the annual compensation for services in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 1996, 1995, and 1994 of those persons who were, at December 31, 1996 (i) the chief executive officer at any time during 1996; (ii) the four other most highly compensated executive officers on December 31, 1996, and, if applicable, (iii) up to two additional executive officers during 1996 but not at year-end (collectively, the "Named Executive Officers"):

                             SUMMARY COMPENSATION TABLE

                            ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                                                  AWARDS          PAYOUT
(a)              (b)   (c)        (d)     (e)        (f)         (g)         (h)       (i)

                                          OTHER                SECURITIES                ALL
                                         ANNUAL     RESTRICTED UNDERLYING                OTHER
NAME AND                                 COMPEN-    STOCK      OPTIONS/   LTIP           COMPEN-
PRINCIPAL        YEAR  SALARY    BONUS   SATION<F2> AWARDS<F3> SARs       PAYOUT(S)      SATION<F10>
POSITION                ($)       ($)     ($)         ($)         (#)        ($)           ($)

IAN M. ROLLAND   1996  1,003,077   -0-     -0-        -----    75,000       289,078<F8>    72,103
Chairman,CEO     1995    958,461   -0-     -0-         -0-<F4> 39,000     1,309,806<F4,9> 113,238<F11>
and President    1994    938,077   -0-   1,923         -0-     30,000     1,458,221       120,224
of LNC

ROBERT A. ANKER  1996    563,846   -0-     -0-        -----    40,000       115,418<F8>       51,046
Chairman and CEO 1995    534,038   -0-     -0-         -0-<F4> 25,000       704,915<F4,9>   84,151<F11>
of American      1994    508,077   -0-     -0-         -0-     18,000       712,829        66,427
States Insurance
Company

F. CEDRIC        1996    385,000  12,500 9,553        -----    32,000<F6>    27,702<F8>    33,662
MCCURLEY<F1>     1995    370,425   -0-     350      344,643<F5>14,000       229,450<F7,9>  47,920<F11>
Retired Chairman 1994    352,000   -0-     164      205,580    14,000       179,825        49,916
of American States
Insurance Company

JON A. BOSCIA    1996    384,768   -0-     -0-         ----    18,000        71,430<F8>   24,233
CEO and          1995    375,384   -0-     -0-      257,019    16,000       312,975<F7,9> 39,635<F11>
President of     1994    359,422   -0-     104      293,303    15,000       299,575       38,565
The Lincoln
National Life
Insurance Company

RICHARD C.       1996    343,653   -0-     -0-         ----    14,500        28,307<F8>   22,767
VAUGHAN          1995    312,577   -0-     -0-      385,247    12,000       200,000<F7,9> 36,514<F11>
Executive Vice   1994    280,959   -0-     -0-      112,828    10,000        98,692       37,331
President and
CFO of LNC


<F1> For the years  set  forth in this compensation table, Mr. McCurley's compensation was paid by American States Insurance Company ("ASI"), an indirect subsidiary of the Corporation. However, prior to the partial public offering of ASI's parent, American States Financial Corporation ("ASFC"), Mr. McCurley participated in various plans of the Corporation and the amounts set forth in columns (f) and (g) reflect not only awards made under ASFC plans, but also awards made under the Corporation's plans. For amounts attributable to awards made in ASFC's securities, see footnotes 5 and 6.

<F2> The amounts included represent amounts reimbursed during the fiscal year for payment of taxes. Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of base salary and annual bonus for the Named Executive Officers during the years reported in the table and, therefore, were not included in the table.

<F3>  Represents the Fair Market Value on the date of grant of the award of restricted shares of Common Stock awarded under the Executive Value Sharing Plan ("EVSP") in 1994 and 1995. No dividends are payable on the restricted shares; however, when the restrictions lapse, a "dividend equivalency" bonus is paid. The restrictions on the shares awarded under the EVSP lapse on the third anniversary of January 1 of the year next succeeding the applicable performance cycle. EVSP numbers for 1996 are not

<PAGE 22>

available  at  this  time  because  financial  information  on  peer  group companies necessary to calculate these awards will not be available from all peer group companies until late April or early May 1997. These EVSP awards will be included for the applicable year in next year's Proxy Statement. The restricted stock holdings, including restricted stock units, of the Named Executive Officers as of December 31, 1996, are as follows: Mr. Rolland, 70,987 shares; Mr. Anker, 42,513 shares; Mr. McCurley, 16,089 shares; Mr. Boscia, 23,729 shares; and Mr. Vaughan, 15,903 shares. As of December 31, 1996, the number and value of the aggregate restricted stock holdings (including restricted stock units) of all employees of the corporation were 475,982 shares representing a total value of $24,989,105.

<F4>  Because of 162(m) of the Code,  the 1995 awards to Messrs.  Rolland and
Anker were made in restricted stock units in lieu of restricted stock. The value of these stock units is reflected in the "LTIP Payout(s)" column.

<F5> Of this amount,  $241,960  represents an award of ASFC restricted  stock based on a market price of $23.00 per share on the date of grant.

<F6>  Represents  options  on shares of ASFC  common  stock granted  to Mr.
McCurley on May 29, 1996 under the ASFC Stock Option Incentive Plan.

<F7> The LTIP Payout includes cash payments under the EVSP for 1995.

<F8> This amount includes dividend  equivalencies  which were paid in cash or in restricted stock or restricted stock units with respect to restricted stock or restricted stock units which vested in 1996 as follows: Mr. Rolland, $131,751; Mr. Anker, $ 67,518.00; Mr. McCurley, $ 27,702; Mr. Boscia, $ 51,129;
and Mr. Vaughan, $7,542.

<F9> The amount  shown in last year's table was  increased  by the  following amounts, which were awarded by the Board at its May 1996 meeting and were not available for inclusion in last year's proxy statement: (1) for the cash portion of the 1993-1995 EVSP award: Mr. Rolland, $650,000; Mr. Anker, $350,000; Mr.
McCurley, $229,450; Mr. Boscia, $ 270,000 and Mr. Vaughan, $200,000; and (2) for the 1993-1995 EVSP award that was credited to deferred compensation accounts as restricted stock units: Mr. Rolland, $650,033 and Mr. Anker, $350,047 and (3) for the value of dividend equivalencies paid in stock units: Mr. Rolland, $ 9,773; and Mr. Anker, $ 4,868.

<F10>  Amounts included in the All Other Compensation column are  amounts contributed or accrued for the Named Executive Officers under the Corporation's Employees' Savings and Profit-Sharing Plan, the related supplemental savings plans and the dollar value of insurance premiums paid by the Corporation. The amounts contributed to the Profit-Sharing Plan and accrued supplements for fiscal 1996 are as follows: Mr. Rolland, $15,046; Mr. Anker, $ 8,458; Mr. McCurley, $ 5,775, Mr. Boscia, $ 5,772; and Mr. Vaughan, $ 5,155; however, the Board is expected to determine the additional profit-sharing amount for 1996 at its May 1997 board meeting, and this amount will be disclosed in the 1998 Proxy Statement. The amounts of insurance premiums for fiscal 1996 are as follows: Mr. Rolland, $55,328; Mr. Anker, $41,000; Mr. McCurley, $25,565; Mr. Boscia, $16,954; and Mr. Vaughan, $16,024.

<F11> The additional profit-sharing amounts for 1995 which were not available for last year's proxy statement and which were awarded by the Board at its May 1996 meeting were as follows: Mr. Rolland, $43,533; Mr. Anker, $24,256; Mr. McCurley, $16,805; Mr. Boscia, $17,050; and Mr. Vaughan, $14,197.



              [This portion of page intentionally left blank]

<PAGE 23>

                         LONG-TERM INCENTIVE PLANS

Effective January 1, 1994, Section 162(m) of the Internal Revenue Code of
1986, as amended (the "Code"), generally disallows deductions for "non-performance-based" compensation in excess of $1,000,000 paid to the executive officers who are listed in the Summary Compensation Table for the tax year in which the Corporation would be entitled to the deduction. The Corporation adopted, and shareholders approved, a restatement of the Corporation's Executive Value Sharing Plan (the "EVSP") at its May 1994 annual meeting of shareholders. The Corporation believes that the EVSP, as approved, qualifies for a "performance-based compensation" exception to this disallowance rule and payments made thereunder beginning in 1997 should be fully deductible. Shown below are the estimated future payouts for the 1996 to 1998 Performance Cycle under the Corporation's Executive Value Sharing Plan.


                 LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                      Estimated future payouts under
                                                       non-stock price-based plans
              Number     Performance
              of shares, or other
              units      period until
              or other   maturation     Threshold<F3>
    Name      rights<F2> or payout      $ or #         Target<F4>  Maximum<F5>
                 #

Rolland       N/A        1996 - 1998    $970,000       $2,330,000  $4,100,000
Anker         N/A        1996 - 1998     590,000        1,430,000   2,500,000
McCurley<F1>  N/A        1996 - 1998     420,000        1,010,000   1,760,000
Boscia        N/A        1996 - 1998     460,000        1,100,000   1,920,000
Vaughan       N/A        1996 - 1998     360,000          860,000   1,500,000
________________________


<F1> As an  executive  officer of  American  States  Insurance  Company,  Mr.
McCurley participated in the American States Financial Corporation Executive Performance Incentive Compensation Plan ("EPIC") during 1996. Under the EPIC Plan, Mr. McCurley's award for 1996 will be calculated by reference to performance cycles established under the EVSP.

<F2> The Corporation's Executive Value Sharing Plan permits the Compensation
Committee to establish performance goals. The 1996-1998 performance goals for the Named Executive Officers relate the Corporation's performance to a selected group of companies which are not the same as the peer group in the performance graph on page 30. If the increase in the dividend-adjusted value sharing return on equity of the Corporation for the three-year performance cycle exceeds the average performance of selected companies, then an award will be made according to a pre-established formula with Compensation Committee discretion to adjust downward. The selected companies for the 1996-1998 cycle include Aetna Life & Casualty Company, Allstate Insurance Companies, American General Corporation, CIGNA Corporation, Provident Life and Accident Insurance Company of America, Providian Corporation, ReliaStar, SAFECO Corporation, The Equitable Companies, Inc., Torchmark Corporation, Transamerica Corporation, Travelers Inc., USF&G Corporation, and US LIFE Corporation.

<F3> The basic philosophy is to make no payment if performance is equal to or below the average performance of the selected companies; however, the maximums produced by the formula and payable at threshold are established at higher levels than zero in order to permit the Compensation Committee the discretion to adjust downward to comply with Section 162(m) of the Code. The average performance is determined for each of the three years in a performance cycle by deleting the top three and bottom three companies to determine an annual average and then averaging the three years to determine the Corporation's ranking.

<F4> The target is the estimated maximum to be paid in 1999 for the 1996-1998 three-year cycle if the Corporation's performance is at the 75th percentile compared to the Peer Group. Upon completion of the cycle, any award may be paid in restricted stock or stock units, cash or any combination thereof.

<F5> The maximum is the most that would be awarded if the Corporation was the
top  company  among  the  selected  group  of  competitors   for  the  1996-1998
Performance Cycle. If there is no increase in book value for a performance cycle, no payment is made.



<PAGE 24>

STOCK OPTION PLANS

Shown below is further information on grants of stock options pursuant to the Corporation's 1986 Stock Option Incentive Plan during the fiscal year 1996 to the Named Executive Officers (other than Mr. McCurley, who received his award under the American States Financial Corporation Stock Option Incentive Plan) which are reflected in the Summary Compensation Table. No stock appreciation rights were granted under either of those Plans during fiscal 1996.


             OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                   Potential Realizable Value at
                                                                   Assumed Annual Rates of Stock
Individual Grants                                                  Price Appreciation for Option
                                                                             Term
(a)      (b)          (c)            (d)             (e)          (f)        (g)

         Number of    % of Total
         Securities   Options/SARs
         Underlying   Granted to
         Options/SARs Employees in    Exercise or
         Granted<F1>  Fiscal Year<F3> Base Price<F5> Expiration
Name        (#)                       ($/Shares)     Date<F6>     5%($)      10%($)


Rolland  75,000       11.85%           45.38         5/8/2006     2,139,832  5,423,329
Anker    40,000        6.32%           45.38         5/8/2006     1,141,243  2,892,442
McCurley 32,000<F2>   16.05%<F4>       23.00         5/29/2006      202,504    513,185
Boscia   18,000        2.84%           45.38         5/8/2006       513,559  1,301,599
Vaughan  14,500        2.29%           45.38         5/8/2006       413,700  1,048,510
_________________________


<F1> Options granted on May 8, 1996 are exercisable  starting 12 months after the grant date with respect to 25% of the shares covered and with an additional 25% of the option shares becoming exercisable on each successive anniversary, with full vesting occurring on the earliest of death, disability, fourth anniversary of the date of grant or a change of control of the Corporation.

<F2> Options granted to Mr. McCurley related to shares of ASFC. Such grant was made on May 29, 1996, and 25% of the options became exercisable on the first anniversary date of the grant, with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the earliest of death, disability or the fourth anniversary of the date of grant.

<F3> The Corporation granted options representing 632,700 shares to employees in fiscal year 1996.

<F4>  Represents  the  percentage of total options for ASFC shares granted to employees of ASFC and its subsidiaries during 1996.

<F5> The exercise price and tax withholding  obligations  related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

<F6> The  options  were  granted  for a term of 10 years,  subject to earlier forfeiture in certain events related to termination of employment.



<PAGE 25>

OPTION EXERCISES AND FISCAL YEAR-END VALUES

Shown below is information  with respect to option exercises in fiscal year
1996 and unexercised options to purchase the Corporation's Common Stock (and, with respect to certain options held by Mr. McCurley, to purchase shares of the Corporation's majority-owned subsidiary, American States Financial Corporation ("ASFC")) granted in fiscal year 1996 and prior years under the Corporation's 1982 and 1986 Stock Option Incentive Plans (and,with respect to certain options granted to Mr. McCurley, under the ASFC Stock Option Incentive Plan) to the Named Executive Officers.


                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR-END OPTION/SAR VALUES
<CAPTIONS>

(a)          (b)         (c)                       (d)                     (e)

                                            Number of Unexercised    Value of Unexercised in-the-
                                       Options held at December 31,     money Options Held at
                                                   1996                  December 31, 1996<F2>
             Shares
Name         Acquired    Value Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
             on Exercise


Rolland      30,000      $623,475        189,250      130,750        $4,212,307   $1,165,222
Anker         7,000       197,312        110,250       73,750         2,535,162      663,902
McCurley      8,000       195,380         44,150       53,250<F1>       856,290      354,867
Boscia        2,000        43,500         60,750       41,250         1,323,802      392,362
Vaughan       3,200        99,000         24,500       30,000           440,645      276,495


<F1> Includes options to purchase 21,250 shares of the Corporation's Common
Stock and 32,000 shares of ASFC common stock.

<F2>  Based on the closing price on the New York Stock Exchange Composite
Transactions ("NYSE") of the Corporation's Common Stock on December 31, 1996 ($52.50) and, with respect to options held by Mr. McCurley to purchase shares of common stock of ASFC, the closing price of ASFC common stock on the NYSE on the same date ($26.50).



                   [This portion of page intentionally left blank]

<PAGE 26>

RETIREMENT PLANS

The following table shows the estimated annual retirement benefits payable on a straight life annuity basis to participating employees, including the Named Executive Officers, under the Corporation's retirement plans which cover most officers and other employees on a non-contributory basis. Such benefits reflect a reduction to recognize in part the Corporation's cost of Social Security Benefits related to service for the Corporation.

                                    PENSION TABLE


            Estimated annual retirement benefit for credited years of service<F1,3>
Final
Average
Salary<F2>  10 Years  15 Years  20 Years  25 Years  30 Years  35 Years   40 Years


$ 300,000   $ 49,897  $ 74,845  $ 99,794  $124,742  $149,691  $ 174,639  $ 182,139
  350,000     58,397    87,595   116,794   145,992   175,191    204,389    213,139
  400,000     66,897   100,345   133,794   167,242   200,691    234,139    244,139
  450,000     75,397   113,095   150,794   188,492   226,191    263,889    275,139
  500,000     83,897   125,845   167,794   209,742   251,691    293,639    306,139
  550,000     92,397   138,595   184,794   230,992   277,191    323,389    337,139
  600,000    100,897   151,345   201,794   252,242   302,691    353,139    368,139
  650,000    109,397   164,095   218,794   273,492   328,191    382,889    399,139
  700,000    117,897   176,845   235,794   294,742   353,691    412,639    430,139
  750,000    126,397   189,595   252,794   315,992   379,191    442,389    461,139
  800,000    134,897   202,345   269,794   337,242   404,691    472,139    492,139
  850,000    143,397   215,095   286,794   358,492   430,191    501,889    523,139
  900,000    151,897   227,845   303,794   379,742   455,691    531,639    554,139
  950,000    160,397   240,595   320,794   400,992   481,191    561,389    585,139
1,000,000    168,897   253,345   337,794   422,242   506,691    591,139    616,139
1,050,000    177,397   266,095   354,794   443,492   532,191    620,889    647,139
1,100,000    185,897   278,845   371,794   464,742   557,691    650,639    678,139


<F1> This table  assumes retirement at age 65 (current  normal  retirement date), and at age 65, the following individuals will have the number of years credited service indicated: Mr. Rolland, 41; Mr. Anker, 31; Mr. McCurley, 14; Mr. Boscia, 33; and Mr. Vaughan, 23.

<F2> Final average salary is the average of an employee's base salary paid in any consecutive 60-month period during an employee's last ten years of active employment which produces the highest average salary. The base salary for the Named Executive Officers is reflected in Column (c) of the Summary Compensation Table.

<F3> As a result of limitations under the Internal Revenue Code, a portion of these amounts will be paid under supplemental benefit plans established by the Corporation to provide benefits (included in this table) which would exceed these limits.



<PAGE 27>

SUPPLEMENTAL RETIREMENT ARRANGEMENTS

Certain officers of the Corporation and its subsidiaries, including all the Named Executive Officers, have entered into salary continuation agreements with their employers under the terms of either the Salary Continuation Plan for Executives of Lincoln National Corporation and Affiliates or the American States Executive Salary Continuation Plan ("Salary Continuation Plans"). Under the Salary Continuation Plans, the amount each officer is entitled to receive upon retirement is 2% of final monthly compensation times the number of years the agreement has been in effect up to a maximum of 10% of final monthly salary; so long as the officer agrees to an exclusive consulting arrangement with the Corporation until the earlier of the waiver of such arrangement or attainment of age 65. This amount will be paid in the form of a 120-month certain and life annuity. In the event of death prior to retirement, a designated beneficiary of executives who were participating in the Salary Continuation Plans on December 31, 1991, will instead receive annual payments each equal to 25% of the employee's final annual salary until the later of the date on which the employee would have attained age 65 or the date on which a minimum of ten payments have been made. These agreements automatically terminate upon the officer's termination of service for reasons other than death, disability or retirement; except that in the event of a change in control of the Corporation, as defined in the Executives' Severance Plan, and a subsequent voluntary or involuntary termination of the employee's employment within 2 years of the change in control, such employee shall be treated as continuing employment with the Corporation and its affiliates until age 65 at which time benefits shall begin. The Salary Continuation Plan caps compensation used to determine benefits at the greater of $200,000 or the annual base compensation in effect on December 31, 1991 for executives participating on that date. Effective December 31, 1993, the exclusive consulting arrangement was waived for Messrs. Rolland and McCurley.


CHANGE-IN-CONTROL ARRANGEMENTS

Recognizing that an unforeseen change of control is unsettling to the Corporation's key executives, the Board adopted the Lincoln National Corporation Executives' Severance Benefit Plan ("Executives' Severance Plan") for the following reasons: (1) to encourage attraction and the continued employment of certain executives in the face of a threat of a change of control; (2) to enable such executives, if the Corporation is under a proposal for a change of control, to help the Board assess the proposal and advise what would be in the best interests of the Corporation, its shareholders, and the policyholders and customers of its affiliates without being unduly influenced by the uncertainty of continued employment; (3) to demonstrate to executives the desire of the Corporation to treat them fairly; and (4) to provide such executives with compensation and benefits upon a change of control which are designed to ensure that expectations of the executives will be satisfied.

Executives eligible for participation in the Executives' Severance Plan ("Eligible Executives") are the members of the Corporation's Senior Management Committee and other employees as determined by the Compensation Committee. All Named Executive Officers were Eligible Executives during 1996. Pursuant to the Executives' Severance Plan, the Corporation may enter into agreements (which are not employment agreements) with Eligible Executives to provide severance benefits in the event that within three years after a change of control of the Corporation has occurred (1) the Corporation terminates their employment for any reason other than cause, death or disability, or (2) the Eligible Executive terminates employment for good reason, such as a change in the Eligible Executives' responsibilities, a reduction in salary or benefits, or relocation. Any termination of employment by the chief executive officer or the chief operating officer during such three year period is deemed to be for good reason under the Executives' Severance Plan.

<PAGE 28>

The benefit to which an Eligible Executive would be entitled under the terms of the Executives' Severance Plan is the greater of (1) 299.9% of the Eligible Executive's average annual compensation for the period consisting of the five most recent taxable years ending before the change in control and (2) 200% of the Eligible Executive's annual compensation (including all forms of compensation reportable on a Form W-2) based on the highest amount of consideration paid during (a) the calendar year preceding termination or (b) either of the two calendar years immediately preceding the year in which the change of control occurred. In addition, an Eligible Executive would be entitled to benefits such as the continuation of certain benefits under the welfare benefit plans in which he or she participates, immediate and 100% vesting in all retirement benefits, the value of certain unexercisable stock options and restricted stock, relocation benefits, outplacement services and a lump sum payment equal to 40.6% of any amount paid which is deemed an "excess parachute payment" under the Code. The Corporation must reimburse an Eligible Executive any and all legal fees and expenses incurred by the Eligible Executive relating to enforcing the Corporation's obligations under the Executives' Severance Plan. The Executives' Severance Plan supplements and does not supersede other plans, contracts of employment, or other arrangements which Eligible Executives may have with the Corporation or its affiliates.

The Corporation and ASFC on March 26, 1997, had under consideration and likely will adopt subsequent to preparation of this proxy statement certain ASFC change-in-control arrangements affecting Mr. Anker and certain other executive officers of ASFC.


EMPLOYMENT CONTRACTS

On March 15, 1996, a subsidiary of the Corporation, American States Financial Corporation ("ASFC"), filed a registration statement for an initial public offering for up to 18.7% of the Common Stock of ASFC, including the overallotment option granted the underwriters. ASFC is a holding company for American States Insurance Company and its subsidiaries. ASFC has entered into an employment contract with Mr. McCurley which became effective with the closing of the initial public offering. The contract extends to the later of December 31, 1997, or 12 months after the ASFC board designates someone other than Mr. McCurley as CEO. Effective January 1, 1997 Mr. Robert A. Anker was elected CEO of ASFC, so Mr. McCurley's contract will terminate on December 31, 1997. In 1996, Mr. McCurley's base salary was $385,000. For 1997, Mr. McCurley's bonus will be an amount equal to the bonus that would have been payable under the EVSP for the performance cycle ending in 1996, in lieu of the EVSP award. The bonus can be paid in cash, restricted ASFC common stock, or restricted stock or stock units of ASFC.

ASFC, an 83% owned subsidiary of the Corporation, has entered into employment agreements with Mr. Anker and Mr. McCurley which will expire on December 31, 1997. These agreements provide for the capacities in which Messrs. Anker and McCurley will serve as employees of ASFC, their responsibilities, compensation, benefits and eligibility for stock option and restricted stock awards. Each of the employment agreements provides that the employment of the relevant executive may be terminated for "cause" (defined generally to include actions taken or caused by the executive that are adverse to the interests of, or reflect negatively upon, ASFC). They also provide that in the event of termination of employment for reasons other than incapacity or death and without cause, ASFC will continue to provide Messrs. Anker and McCurley's salary, bonus under the EPIC Plan and benefits until the termination of the employment agreement and for vesting and exercisability of all stock options as if employment had continued until such date.

In addition, Mr. Anker's employment agreement provides that if his employment terminates at the agreement's expiration for reasons other than death, incapacity or cause, he will be entitled to an early

<PAGE 29>

retirement benefit without adjustment for his age, outplacement benefits and executive financial planning benefits for calendar year 1998. If his employment terminates due to death or disability during 1997, early retirement benefits, severance and EPIC bonus amounts are payable. In the event that Mr. Anker's employment is terminated for cause, he may, in certain limited circumstances, be entitled to a final payment of $285,000 payable in twenty-six equal biweekly installments. Mr. Anker's employment agreement also contains provisions which protect ASFC from competition by him and prevent him from seeking to effect a change of control of ASFC or Lincoln National Corporation for a period of three years after his employment terminates.

Pursuant to their employment agreements, in 1997 Mr. Anker's base salary will be not less than $565,000 and Mr. McCurley's will be not less than $385,000. Subject to these minimums, Mr. Anker's and Mr. McCurley's base salary may be adjusted annually at the discretion of the board of directors of ASFC. Messrs. Anker and McCurley are also entitled to participate in and receive all benefits under any and all benefit programs maintained by ASFC for executives at their levels, except for the severance plan.

Messrs. Anker and McCurley have agreed not to disclose or reveal any trade secrets or other confidential information related to ASFC both during and after the term of their respective employment agreements. Both have also agreed that certain specified amounts payable under their respective employment agreements are subject to compliance with these and other provisions of their employment agreements.

Mr. Vaughan has a severance agreement which provides that from June 18, 1996 until the first month following his 55th birthday, if his employment is involuntarily terminated by the Corporation, he will be entitled to one year of severance pay at his then base salary. This arrangement does not apply to voluntary termination or if termination is for cause.


              [This portion of page intentionally left blank]

<PAGE 30>

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following graph shows a five-year  comparison of the yearly performance of the Corporation's cumulative total shareholder return (change in the year-end stock price plus reinvested dividends), based on a hypothetical investment of $100, with the S&P 500 Composite Index and an index of peer companies selected by the Corporation. Companies in the Peer Group are as follows: American General Corporation, CIGNA Corporation, Equitable of Iowa Corporation, Providian Corporation, Provident Life and Accident Insurance Company of America, ReliaStar, SAFECO Corporation, The Allstate Corporation, The Equitable Companies, Inc., Torchmark Corporation, Transamerica Corporation, Travelers Inc., USF&G Corporation, and US LIFE Corporation. Companies in the Peer Group are publicly traded insurance holding companies with business units which are considered to be significant competitors of major business units of the Corporation, and their returns have been weighted for stock market capitalization. During 1996 Equitable of Iowa Corporation replaced Aetna Life & Casualty because Aetna disposed of its property casualty business, made a significant health care acquisition and is now focusing on the health care business.


                         PERFORMANCE GRAPH
                AMONG LNC, S&P 500 AND PEER GROUP


             1991    1992    1993    1994    1995    1996


LNC          100.00  142.05  173.48  145.38  232.83  236.33
S&P          100.00  107.64  118.50  120.06  165.18  203.11
Peer Group   100.00  126.96  150.86  133.30  208.37  273.26

                Source: Medic General Financial Services


The Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

There can be no assurance that the Corporation's stock performance will continue into the future with the same or similar trends depicted in the preceding graph. The Corporation will not make or endorse any predictions as to future stock performance.

<PAGE 31>

                 ITEM 2 - PROPOSED 1997 INCENTIVE
                        COMPENSATION PLAN

The Board of Directors of the Corporation has adopted, subject to shareholder approval, the 1997 Incentive Compensation Plan (the "1997 ICP").
The 1997 ICP is intended to supersede the Lincoln National Corporation 1986 Stock Option Incentive Plan (the "Stock Option Plan") and the 1994 Amended and Restated Lincoln National Corporation Executive Value Sharing Plan (the "EVSP") (collectively, the "Preexisting Plans"). The EVSP has been terminated effective as of December 31, 1996 and the Stock Option Plan will be terminated effective as of May 15, 1997, although awards granted prior to the termination of the Preexisting Plans will remain outstanding in accordance with their terms and the terms of the Preexisting Plans. The maximum award payable to any individual for either of the performance periods ending in 1997 and 1998 under either the 1997 ICP or the EVSP, when combined with the payment from the other plan for such period, may not exceed the greater of the amount determined under the 1997 ICP or the EVSP. Approval of the 1997 ICP requires that the votes cast favoring approval of the 1997 ICP exceed the votes cast opposing approval of the 1997 ICP.

The Board of Directors believes that attracting and retaining key employees is essential to the Corporation's growth and success. In addition, the Board believes that the long term success of the Corporation is enhanced by a competitive and comprehensive compensation program, which may include tailored incentives designed to motivate and reward such persons for outstanding service, including awards that link compensation to applicable measures of the Corporation's performance and the creation of shareholder value. Such awards will enable the Corporation to attract and retain key employees and enable such persons to acquire and/or increase their proprietary interest in the Corporation and thereby align their interests with the interests of the Corporation's shareholders. In addition, the Board has concluded that the Compensation Committee of the Board (the "Committee") should be given as much flexibility as possible to provide for annual and long-term incentive awards contingent on performance.

The following is a brief  description of the material  features of the 1997
ICP. Such description is qualified in its entirety by reference to the full text of the 1997 ICP, which is attached hereto as Exhibit A.

Types of Awards. The terms of the 1997 ICP provide for grants of stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock units, other stock-related awards, and performance or annual incentive awards that may be settled in cash, stock, or other property ("Awards").

Shares Subject to the 1997 ICP; Annual  Per-Person  Limitations.  Under the
1997 ICP, the total number of shares of the Corporation's Common Stock reserved and available for delivery to participants in connection with Awards is 12,700,000, less any shares of stock which are the subject of an option granted or other award made under the Preexisting Plans after March 12, 1997. In determining the maximum number of shares to be available under the 1997 ICP, the Compensation Committee took into account the number of shares (approximately 7,200,000 as of March 12, 1997) that were authorized for issuance but unused under the Preexisting Plans. The total number of shares of Common Stock with respect to which incentive stock options ("ISOs") may be granted shall not exceed 1,000,000, and the total number of shares of Restricted Stock that may be granted shall not exceed 3,000,000, less any shares of restricted stock awarded under the Preexisting Plans after March 12, 1997. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares.

<PAGE 32>

In addition, the 1997 ICP imposes individual limitations on the amount of certain Awards in order to comply with Section 162(m) of the Internal Revenue Code (the "Code"). Under these limitations, during any fiscal year the number of options, SARs, shares of restricted stock, units of deferred stock, shares of Common Stock issued as a bonus or in lieu of other obligations, and other stock-based Awards granted to any one participant shall not exceed 1,000,000 shares for each type of such Award, subject to adjustment in certain circumstances. The maximum amount that may be earned as an annual incentive award or other cash Award (payable currently or on a deferred basis) in any fiscal year by any one participant is $8,000,000, and the maximum amount that may be earned as a performance award or other cash Award (payable currently or on a deferred basis) in respect of a performance period by any one participant is $8,000,000.

The Committee is authorized to adjust the number and kind of shares subject to the aggregate share limitations and annual limitations under the 1997 ICP and subject to outstanding Awards (including adjustments to exercise prices and number of shares of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

Eligibility. Executive officers and other officers and employees, agents and brokers of the Corporation or any subsidiary, including any such person who may also be a director of the Corporation, shall be eligible to be granted Awards under the 1997 ICP. It is anticipated that approximately 450 persons will be granted Awards under the 1997 ICP.

Administration. The 1997 ICP will be administered by the Committee. Subject to the terms and conditions of the 1997 ICP, the Committee is authorized to interpret the provisions of the plan, select participants, determine the type and number of Awards to be granted and the number of shares of Common Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of such Awards, prescribe forms of Award agreements, adopt, amend and rescind rules and regulations relating to the 1997 ICP, and make all other determinations that may be necessary or advisable for the administration of the 1997 ICP. The Committee may, in its discretion, convert any Award or the value of any Award under the 1997 ICP, subject to applicable laws and regulations, into Deferred Stock Units which will be administered under the Lincoln National Corporation Deferred Compensation Plan for Employees (the "Deferred Compensation Plan"). The 1997 ICP provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 1997 ICP. No award of stock options, SARs, restricted stock, deferred stock units or other stock-related awards may be made under the 1997 ICP prior to the date on which the shareholders of the Corporation approve the adoption of the 1997 ICP.

Stock Options and SARs. The Committee is authorized to grant stock options, including both ISOs that can result in potentially favorable tax treatment to the participant and non-qualified stock options (i.e., options not qualifying as ISOs), and SARs entitling the participant to receive the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR is determined by the Committee, but must not be less than the Fair Market Value of a share of Common Stock on the date of grant. On March 20, 1997, the market value of Common Stock was $57.75 per share. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and

<PAGE 33>

provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee, except no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Common Stock, outstanding Awards, or other property (possibly including notes or obligations to make payment on a deferred basis) having a Fair Market Value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. The Committee may include a provision in an option permitting the grant of a new option when payment of the exercise price of an option is made in shares of Common Stock.

Restricted Stock and Deferred Stock Units. The Committee is authorized to grant restricted stock and deferred stock units. Restricted stock is a grant of Common Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment and/or failure to meet certain performance requirements, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of the Corporation, including the right to vote the shares and to receive dividends thereon, unless otherwise determined by the Committee. An Award of deferred stock units is credited to a bookkeeping reserve account under the Deferred Compensation Plan. Such an Award confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment and/or failure to meet certain performance requirements prior to the end of a specified restricted period (which restricted period need not extend for the entire duration of the deferral period). Prior to settlement, an Award of deferred stock units carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Other Stock-Based Awards. The 1997 ICP authorizes the Committee to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of shares or the value of securities of or the performance of specified subsidiaries. The
Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards.

Performance Awards, Including Annual Incentive Awards. The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. In addition, the 1997 ICP authorizes specific annual incentive awards, which represent a conditional right to receive cash, shares or other Awards upon achievement of preestablished performance goals during a specified one-year period. Performance awards and annual incentive awards granted to persons the Committee expects will, for the year in which a deduction arises, be among the Chief Executive Officer and four other most highly compensated executive officers (the "Named Executive Officers"), will, if so intended by the Committee, be subject to provisions that should qualify such Awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Corporation under Code Section 162(m).

The performance goals to be achieved as a condition of payment or settlement of a performance award or annual incentive award will consist of (i) one or more business criteria and (ii) a targeted level or levels of performance with respect to each such business criterion. In the case of performance awards

<PAGE 34>

intended to meet the requirements of Code Section 162(m), the business criteria used must be one of those specified in the 1997 ICP, although for other participants the Committee may specify any other criteria. The business criteria specified in the 1997 ICP are, as defined by the Committee: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; income from operations; (9) total shareholder return; (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies; and (11) any criteria comparable to those listed above that shall be approved by the Committee.

In granting annual incentive or performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals using one or more of the business criteria described in the preceding paragraph. During the first 90 days of a fiscal year or performance period, the Committee will determine who will potentially receive annual incentive or performance awards for that fiscal year or performance period, either out of the pool or otherwise. After the end of each fiscal year or performance period, the Committee will determine the amount, if any, of the pool, the maximum amount of potential annual incentive or performance awards payable to each participant in the pool, and the amount of any potential annual incentive or performance award otherwise payable to a participant. The Committee may, in its discretion, determine that the amount payable as an annual incentive or performance award will be increased or reduced from the amount of any potential Award, but may not exercise discretion to increase any such amount intended to qualify under Code Section 162(m).

Subject to the requirements of the 1997 ICP, the Committee will determine other performance award and annual incentive award terms, including the required levels of performance with respect to the business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions, and the form of settlement.

Because of the  discretionary  nature of the awards  that may be made under the 1997 ICP, the benefits available under the plan are not readily determinable. However, the following table illustrates the maximum amounts that would have been payable under the 1997 ICP if the plan had been in effect during 1996, based upon the performance goals established by the Compensation Committee on March 12, 1997 for 1997 under the 1997 ICP. The amounts in this example are expressed as (1) maximum percentages of income from operations during 1996 and
(2)  maximum  dollar  amounts.   The  performance   goals   established  by  the
Compensation Committee for the three performance cycles ending in 1997, 1998, and 1999, respectively, determine maximum awards as the lesser of the applicable percentages or the applicable dollar amounts.


<PAGE 35>


               MAXIMUM PERCENTAGES OF INCOME FROM OPERATIONS AND
          AMOUNTS AVAILABLE FOR PAYMENT AS PERFORMANCE GOAL AWARDS

                                     Maximum is Lesser of:
Level  Position              Dollar         Maximum          Example
                             Maximums       Percentages of   Using 1996
                                            Income from      Income from
                                            Operations       Operations


1      CEO                   $5.0 million      .70%          $3,038,700
2      COO                    3.5 million      .50            2,170,500
3      Business Unit Heads    2.0 million      .25            1,085,250
4      CFO, CLO, CIO          1.5 million      .20              868,200

_____

* "Income  from  Operations" is defined as net income less  realized  gain
(loss) on investments, gain (loss) on sale of affiliates/operating property and cumulative effect of accounting change, all net of taxes.

While the maximum dollar amounts and maximum percentages of income from operations are the limits in determining maximum amounts available for payment as performance goal awards under the 1997 ICP, the Committee has discretionary authority to reduce any participant's performance award to a lower amount or to make no payment to the participant. Similar principles apply with respect to payments that may be made under either of the remaining performance periods under the EVSP to the extent that such payments may exceed payments that may be made under the 1997 ICP.

Other Terms of Awards. Awards may be settled in the form of cash, Common Stock, other Awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares, or other property in trusts or make other arrangements to provide for payment of the Corporation's obligations under the 1997 ICP. The Committee may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares or other property to be distributed will be withheld (or previously acquired shares or other property surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 1997 ICP generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes.

Awards under the 1997 ICP are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant Awards in exchange for other Awards under the 1997 ICP, awards under other plans of the Corporation, or other rights to payment from the Corporation, and may grant Awards in addition to and in tandem with such other Awards, awards, or rights as well.

Unless the Award agreement specifies otherwise, the Committee may cancel or rescind Awards if the participant fails to comply with certain noncompetition, confidentiality or intellectual property

<PAGE 36>

covenants. For instance, Awards may be canceled or rescinded if the participant engages in competitive activity while employed with the Corporation or within a specified period following termination of employment. The Corporation may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with the noncompetition, confidentiality or intellectual property covenants.

Acceleration of Vesting. The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and vesting shall occur automatically in the case of a "change of control" of the Corporation except to the extent otherwise determined by the Committee at the date of grant. In addition, the Committee may provide that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change of control. Upon the occurrence of a change of control, except to the extent otherwise determined by the Committee at the date of grant, options will become fully vested and exercisable and restrictions on restricted stock and deferred stock units will lapse. "Change of Control" is defined in the 1997 ICP to include a variety of events, including significant changes in the stock ownership of the Corporation or a significant subsidiary, changes in the Corporation's board of directors, certain mergers and consolidations of the Corporation or a significant subsidiary, and the sale or disposition of all or substantially all the consolidated assets of the Corporation.

Amendment and Termination of the 1997 ICP. The Board of Directors, or the Committee acting pursuant to authority delegated to it by the Board, may amend, alter, suspend, discontinue, or terminate the 1997 ICP or the Committee's authority to grant Awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the shares are then listed or quoted. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Thus, shareholder approval will not necessarily be required for amendments that might increase the cost of the 1997 ICP or broaden eligibility. Unless earlier terminated by the Board, the 1997 ICP will terminate at such time as no shares remain available for issuance under the 1997 ICP and the Corporation has no further rights or obligations with respect to outstanding Awards under the 1997 ICP.

Federal Income Tax Implications of the 1997 ICP. The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 1997 ICP.

The grant of an option or SAR will create no tax consequences for the participant or the Corporation. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the difference between the exercise price and Fair Market Value of the freely transferable and nonforfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the Fair Market Value of the freely transferable and nonforfeitable shares received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the Fair Market Value of the shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) or SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares

<PAGE 37>

(the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option or SAR).

The Corporation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. The Corporation generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Corporation will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding periods prior to disposition of the shares.

With respect to Awards granted under the 1997 ICP that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the Fair Market Value of shares or other property received. Thus, deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. The Corporation generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the Fair Market Value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The participant must file such election with the Internal Revenue Service within 30 days of the receipt of the shares or other property. The Corporation generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Corporation and subject to a 20% excise tax by the participant.

The foregoing summary of the federal income tax consequences in respect of the 1997 ICP is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The Board of Directors recommends a vote FOR approval of the 1997 Incentive Compensation Plan.


GENERAL

RELATIONSHIP WITH INDEPENDENT AUDITORS

Ernst & Young LLP has been selected by the Board to be the independent auditors to audit the consolidated financial statements of the Corporation for the year 1997. This firm has been employed by the Corporation in that capacity continuously since January 17, 1968. Representatives of Ernst & Young LLP will be present at the annual meeting of shareholders, will be given an opportunity to make

<PAGE 38>

a statement if they so desire, and will be available to respond to appropriate questions relating to the audit of the Corporation's 1996 consolidated financial statements.


SHAREHOLDER PROPOSALS

To Be Included in the Corporation's Proxy Materials - Any shareholder proposals intended to be considered for inclusion in the proxy materials for the Corporation's 1998 annual meeting of shareholders must be received by the Corporation no later than December 11, 1997. All such proposals should be sent to the Secretary of the Corporation.

To Be Presented In-Person at Shareholder Meetings - Shareholders wishing to propose matters for consideration at a meeting of shareholders or to propose nominees for election as directors must follow specified procedures contained in the Corporation's Bylaws. Such procedures include giving notice to the Secretary of the Corporation at least fifty and not more than ninety days prior to the meeting; provided, however, that in the event that less than sixty days' notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was given. Such notice must include: the name and address of the proposing shareholder (as they appear on the Corporation's stock records), a brief description of the business desired to be brought before the meeting, the class and number of shares of the Corporation which are beneficially owned by the proposing shareholder and a description of any interest of such proposing shareholder in the business proposed. In the case of a shareholder-proposed nominee for director, the required notice must also contain as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the Corporation. The person presiding at a meeting of shareholders is authorized by the Bylaws, if the facts warrant, to determine that the proposed business was not properly brought before, or was not lawful or appropriate for consideration at, the meeting, or that a nomination for director was not properly made. Upon a declaration of such determination, the proposed business shall not be transacted or the defective nomination shall be disregarded, as the case may be.

No Qualifying Shareholder Proposals - No shareholder complied with the requirements for inclusion of a proposal in this year's proxy statement. Similarly, no shareholder has raised an issue which is proper for consideration at this year's annual meeting. A disgruntled shareholder, who alleges he was constructively terminated by a subsidiary of the Corporation has sued the subsidiary and has asked to make an in-person proposal at the annual meeting. His proposal was untimely for inclusion in this year's proxy statement, and in any event, is not proper for shareholder action because it does not comport with Indiana law for matters to be considered by shareholders. Your proxy will be voted in the discretion of the proxy holders with respect to each matter properly brought before the meeting that has not been enumerated in this proxy statement or for which no specific direction was given on the proxy card.

<PAGE 39>

ANNUAL REPORT

Form 10-K, annual report of the Corporation filed with the Securities and Exchange Commission for the fiscal year 1996, will be provided on written request and without charge to each shareholder. Write to Donald Van Wyngarden, Second Vice President and Controller, Lincoln National Corporation, 200 East Berry Street, Fort Wayne, Indiana, 46802-2706.

                                 For the Board of Directors,

                                 /S/C. SUZANNE WOMACK
                                 C. Suzanne Womack
                                 Secretary
                                 April 14, 1997

                                                              Exhibit A

                    LINCOLN NATIONAL CORPORATION

-----------------------------------------------------------------------

                   1997 Incentive Compensation Plan

                     LINCOLN NATIONAL CORPORATION

-----------------------------------------------------------------------

                     1997 Incentive Compensation Plan

-----------------------------------------------------------------------
                                                                         Page
1.   Purpose........................................................      A-4

2.   Definitions....................................................      A-4

3.   Administration.................................................      A-6
       (a)    Authority of the Committee............................      A-6
       (b)    Manner of Exercise of Committee Authority.............      A-6
       (c)    Limitation of Liability...............................      A-6

4.   Stock Subject to Plan..........................................      A-7
     (a)    Overall Number of Shares Available for Delivery.........      A-7
     (b)    Application of Limitation to Grants of Awards...........      A-7
     (c)    Availability of Shares Not Delivered under Awards ......      A-7

5.   Eligibility; Per-Person Award Limitations......................      A-7

6.   Specific Terms of Awards.......................................      A-7
     (a)    General....................................................   A-7
     (b)    Options....................................................   A-8
     (c)    Stock Appreciation Rights..................................   A-8
     (d)    Restricted Stock...........................................   A-9
     (e)    Deferred Stock Units.......................................   A-9
     (f)    Bonus Stock and Awards in Lieu of Obligations..............   A-9
     (g)    Other Stock-Based Awards...................................  A-10

7.   Certain Provisions Applicable to Awards...........................  A-10
     (a)    Stand-Alone, Additional, Tandem, and Substitute Awards ....  A-10
     (b)    Term of Awards.............................................  A-10
     (c)    Form and Timing of Payment under Awards; Deferrals ......... A-10
     (d)    Exemptions from Section 16(b) Liability....................  A-11
     (e)    Cancellation and Rescission of Awards ...................... A-11
8.   Performance and Annual Incentive Awards...........................  A-12
     (a)    Performance Conditions.....................................  A-12
     (b)    Performance Awards Granted to Designated Covered Employees   A-12
     (c)    Annual Incentive Awards Granted to Designated Covered
            Employees                                                    A-13
     (d)    Written Determinations...................................... A-14
     (e)    Status of Section 8(b) and 8(c) Awards under Code
            Section 162(m)                                               A-14

                        LINCOLN NATIONAL CORPORATION

-----------------------------------------------------------------------

                      1997 Incentive Compensation Plan

------------------------------------------------------------------------
                                                                         Page

9.   Change of Control.................................................  A-14
     (a)    Options and SARs ..........................................  A-14
     (b)    Restricted Stock and Deferred Stock Units..................  A-15
     (c)    Other Awards...............................................  A-15

10.  General Provisions................................................  A-15
     (a)    Compliance with Legal and Other Requirements...............  A-15
     (b)    Limits on Transferability; Beneficiaries...................  A-15
     (c)    Adjustments................................................  A-15
     (d)    Taxes......................................................  A-16
     (e)    Changes to the Plan and Awards.............................  A-16
     (f)    Limitation on Rights Conferred under Plan..................  A-17
     (g)    Unfunded Status of Awards; Creation of Trusts..............  A-17
     (h)    Nonexclusivity of the Plan.................................  A-17
     (i)    Payments in the Event of Forfeitures; Fractional Shares ...  A-17
     (j)    Governing Law..............................................  A-17
     (k)    Awards under Preexisting Plans.............................  A-17
     (l)    Plan Effective Date and Shareholder Approval...............  A-17

                         LINCOLN NATIONAL CORPORATION

                         1997 Incentive Compensation Plan


     1. Purpose. The purpose of this 1997 Incentive Compensation Plan (the "Plan") is to assist Lincoln National Corporation, an Indiana corporation (the "Corporation"), and its subsidiaries in attracting, retaining, and rewarding high-quality executives, employees, and other persons who provide services to the Corporation and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Corporation in order to strengthen the mutuality of interests between such persons and the Corporation's shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Corporation.

     2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

    (a) "Annual Incentive Award" means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

     (b) "Award" means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock Units, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

     (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

     (d) "Board" means the Corporation's Board of Directors.

     (e) "Change of Control" shall have the same meaning ascribed to such term in the Lincoln National Corporation Executives' Severance Benefit Plan (the "Severance Benefit Plan") on the date immediately preceding the Change of Control.

     (f) "Change of Control Price" means an amount in cash equal to the higher of (i) the amount of cash and Fair Market Value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change of Control or any liquidation of shares following a sale of substantially all assets of the Corporation, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change of Control.

     (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

     (h) "Committee" means at any date each of those members of the Compensation Committee of the Board who shall be (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by "non-employee directors" is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an "outside director" as defined under Code Section 162(m), unless the action taken pursuant to the Plan is not required to be taken by "outside directors" in order to qualify for tax deductibility under Code Section 162(m). Unless otherwise designated by the Board, the Committee shall include not fewer than three members. In the event that fewer than three members of the Compensation Committee are eligible to serve on the Committee, the Board may appoint one or more of its other members who is otherwise eligible to serve on the Committee until such time as three members of the Compensation Committee are eligible to serve.

     (i) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

     (j) "Deferred  Stock Unit" means a right,  granted to a  Participant  under
Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

     (k) "Effective Date" means January 1, 1997.

     (l) "Eligible Person" means each Executive Officer and other officers and employees of the Corporation or of any subsidiary, including employees, agents and brokers who may also be directors of the Corporation. An employee on leave of absence may be considered as still in the employ of the Corporation or a subsidiary for purposes of eligibility for participation in the Plan.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

     (n) "Executive Officer" means an executive officer of the Corporation as defined under the Exchange Act.

     (o) "Fair Market Value" means the Fair Market Value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee the Fair Market Value of Stock shall be the average of the highest and lowest prices of a share of Stock, as quoted on the composite transactions table on the New York Stock Exchange, on the last trading day prior to the date on which the determination of Fair Market Value is being made.

     (p) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

     (q) "Limited SAR" means a right granted to a Participant under Section 6(c) hereof.

     (r) "Option" means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

     (s) "Other Stock-Based  Awards" means Awards granted to a Participant under
Section 6(g) hereof.

     (t) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

     (u)  "Performance  Award"  means a right,  granted to a  Participant  under
Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

     (v) "Preexisting Plans" mean the Lincoln National Corporation 1986 Stock Option Incentive Plan (the "Stock Option Plan") and the 1994 Amended and Restated Lincoln National Corporation Executive Value Sharing Plan (the "EVSP").

     (w) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

     (x) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or any similar law or regulation that may be a successor thereto.

     (y) "Stock" means the Corporation's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

     (z) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

3.   Administration.

     (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to interpret the provisions of the Plan, select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant), adopt, amend and rescind rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, ensure that awards continue to qualify under Rule 16b-3, and make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including the Corporation, its subsidiaries, Participants, Beneficiaries, transferees under
Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The Committee shall exercise its authority only by a majority vote of its members at a meeting or without a meeting by a writing signed by a majority of its members. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee as the Committee may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements and restrictions set forth in Section 8(e). The Committee may appoint agents to assist it in administering the Plan.

     (c) Limitation of Liability. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to it, him or her by any executive officer, other officer or employee of the Corporation or a subsidiary, the Corporation's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Corporation or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action or determination.

4.   Stock Subject to Plan.

     (a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 12,700,000, less any shares of Stock which are the subject of an option granted or other award made under the Preexisting Plans after March 12, 1997; provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed 1,000,000; and provided, further, that the total number of shares of Restricted Stock that may be granted shall not exceed 3,000,000, less any shares of restricted stock awarded under the Pre-existing Plans after March 12, 1997. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares.

     (b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

     (c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

     5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1,000,000 shares of Stock, subject to adjustment as provided in
Section 10(c), under each of the following separate provisions: Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under Section 8(c) of the Plan as an Annual Incentive Award or other cash annual Award payable in cash (currently or on a deferred basis) in respect of any fiscal year by any one Participant shall be $8,000,000, and the maximum cash amount that may be earned under Section 8(b) of the Plan as a Performance Award or other cash Award payable in cash (currently or on a deferred basis) in respect of any individual performance period by any one Participant shall be $8,000,000.

6.   Specific Terms of Awards.

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6, provided, however, that no Award shall be made under this
Section 6 prior to the date on which shareholders of the Corporation approve the adoption of the Plan. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a

Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Indiana law, no consideration other than services may be required for the grant (but not the exercise) of any Award. Any Award or the value of any Award that is made under this Plan may, subject to any requirements of applicable law or regulation, in the Committee or its designee's sole discretion, be converted into Deferred Stock Units and treated as provided in Section 6(e) below.

     (b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

     (i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

     (ii) Time and Method of Exercise. The Committee shall determine, at the date of grant or thereafter, the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Corporation or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

     (iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

     (c) Stock Appreciation Rights. The Committee is authorized to grant SAR's to Participants on the following terms and conditions:

     (i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change of Control Price) over (B) the grant price of the SAR as determined by the Committee.

     (ii) Other Terms. The Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which any Stock payable will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change of Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

        (i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to
Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

        (ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided that the Committee may, in its discretion, in any individual case provide for waiver in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

       (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Corporation retain physical possession of the certificates, and that the Participant deliver a stock power to the Corporation, endorsed in blank, relating to the Restricted Stock.

       (iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

    (e) Deferred Stock Units. The Committee is authorized to grant to Participants Deferred Stock Units, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period. Unless otherwise specified by the Committee, Deferred Stock Units shall be credited as of the date of award to a bookkeeping reserve account maintained by the Employer under the Lincoln National Corporation Executive Deferred Compensation Plan for Employees or its successor (the "Deferred Compensation Plan") in units which are equivalent in value to shares of Common Stock ("Deferred Stock Units"). Once credited to such account, Deferred Stock Units shall be governed by the terms of the Deferred Compensation Plan.

    (f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards do not impair a participant's exemption from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Corporation or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(g).

7.   Certain Provisions Applicable to Awards.

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Corporation, any subsidiary, or any business entity to be acquired by the Corporation or a subsidiary, or any other right of a Participant to receive payment from the Corporation or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.

     (b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code Section 422).

     (c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Corporation or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Installment or deferred payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof) in the case of any deferral of an outstanding Award not provided for in the original Award agreement, except that this provision shall not prevent the Committee or its designee from converting an Award to Deferred Stock Units as provided under Section 6(a) above or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

     (d) Exemptions from Section 16(b) Liability. It is the intent of the Corporation that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, unless the Participant shall have acknowledged in writing that a transaction pursuant to such provision is to be non-exempt, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

     (e) Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time, and the Corporation shall have the additional rights set forth in Section 7(e)(iv) below, if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan including the following conditions:

     (i) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation. For Participants whose employment has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant's position and responsibilities while employed by the Corporation, the Participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Corporation and the other organization or business, the effect on the Corporation's shareholders, customers, suppliers and competitors of the Participant assuming the post-employment position and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

      (ii) A Participant shall not, without prior written authorization from the Corporation, disclose to anyone outside the Corporation, or use in other than the Corporation's business, any confidential information or material relating to the business of the Corporation that is acquired by the Participant either during or after employment with the Corporation.

       (iii) A Participant shall disclose promptly and assign to the Corporation all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Corporation, relating in any manner to the actual or anticipated business, research or development work of the Corporation and shall do anything reasonably necessary to enable the Corporation to secure a patent where appropriate in the United States and in foreign countries.

       (iv) Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of this Section 7(e) prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Corporation shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery; provided, however, that the Corporation may, in its discretion, in any individual case provide for waiver in whole or in part of compliance with the provisions of this Section 7(e). Within ten days after receiving such a notice from the Corporation, the Participant shall pay to the Corporation the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Corporation the number of shares of Stock that the Participant received in connection with the rescinded exercise, payment or delivery. In the case of any Participant whose employment is terminated by the Corporation and its subsidiaries without "cause" (as defined in the Award agreement), however, a failure of the Participant to comply with the
                                   A - 11
provisions of Section 7(e)(i) after such termination of employment shall not in itself cause rescission or require repayment with respect to any Award exercised, paid or delivered before such termination.

8.   Performance and Annual Incentive Awards.

     (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

     (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

         (i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance and associated maximum Award payments with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any performance goal or that more than one performance goal must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

         (ii) Business Criteria. One or more of the following business criteria for the Corporation, as defined by the Committee, on a consolidated basis, and/or for specified subsidiaries or business units of the Corporation (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performancec Awards: (1) earnings per share; (2) revenues;
(3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating
earnings  after  interest  expense  and before incentives,   service  fees,
and extraordinary or special items; operating earnings; income from operations; (9) total shareholder return; (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies; and (11) any criteria comparable to those listed above that shall be approved by the Committee. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

        (iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a
                                   A - 12
performance period, which may overlap with another performance period or periods, of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code
Section 162(m).

     (iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

     (v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, including deferred payments in any such forms, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

    (c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is or may become a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

       (i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Corporation in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

        (ii) Potential Annual Incentive Awards. Not later than the end of the 90th day after the beginning of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

      (iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code
Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

    (d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

     (e)  Status  of  Section   8(b)  and  Section   8(c)   Awards   under  Code
Section 162(m). It is the intent of the Corporation that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

     9. Change of Control. In the event of a "Change of Control," the following provisions shall apply unless otherwise provided in the Award agreement:

     (a) Options and SARs. Any Option or SAR carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change of Control and shall remain exercisable and vested for the balance of the stated term of such Option or SAR without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

     (b) Restricted Stock and Deferred Stock Units. The restrictions, deferral of settlement, and forfeiture conditions applicable to any Restricted Stock or Deferred Stock Unit granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change of Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

     (c) Other Awards. The rights and obligations respecting, and the payment of, all other Awards under the Plan shall be governed solely by the provisions of the Severance Benefit Plan.

10.   General Provisions.

      (a) Compliance with Legal and Other Requirements. The Corporation may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Corporation are listed or quoted, or compliance with any other obligation of the Corporation, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change of Control, the Corporation shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change of Control.

     (b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Corporation or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

     (c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof,
(iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals,
                                     A - 15
and  Annual  Incentive  Awards  and  any  Annual  Incentive  Award  pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Corporation, any subsidiary or any business unit, or the financial statements of the Corporation or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Corporation, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code
Section 162(m) and regulations thereunder.

     (d) Taxes. The Corporation and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

     (e) Changes to the Plan and Awards. The Board, or the Committee acting pursuant to such authority as may be delegated to it by the Board, may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Corporation's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

     (f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Corporation or a subsidiary, (ii) interfering in any way with the right of the Corporation or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or
(iv) conferring on a Participant any of the rights of a shareholder of the Corporation unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award. accordance with the terms of an Award.

     (g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Corporation; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Corporation's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other compensation and incentive arrangements for employees, agents and brokers of the Corporation and its subsidiaries as it may deem desirable.

     (i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with Indiana law, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k) Awards under Preexisting Plans. No further awards shall be granted under the Preexisting Plans, after the Effective Date with respect to the EVSP and after Midnight, May 15, 1997 with respect to the Stock Option Plan.

     (l) Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board as of the Effective Date, subject to approval by the shareholders of the Corporation.

                                       A - 17




[Front of Proxy Card]

                                 DETACH HERE


                        LINCOLN NATIONAL CORPORATION
                             FORT WAYNE, INDIANA

     The undersigned shareholder in LINCOLN NATIONAL CORPORATION (the "Corporation"), an Indiana corporation, hereby constitutes and appoints EARL L. NEAL, IAN M. ROLLAND, JILL S. RUCKELSHAUS and C. SUZANNE WOMACK or any one or more of them, the true and lawful attorney in fact and proxy of the undersigned, with full power of substitution to all or any one or more of them, to vote as proxy for and in the name, place and stead of the undersigned at the ANNUAL MEETING of the shareholders of the Corporation, to be held at the Grand Wayne Center, 120 West Jefferson Boulevard, Fort Wayne, Indiana at 10:00 a.m., local time, Thursday, May 15, 1997, or at any adjournment thereof, all the shares of stock in the corporation shown on the other side (whether Common Stock or $3.00 Cumulative Convertible Preferred Stock, Series A) which the undersigned would be entitled to vote if then personally present, hereby revoking any proxy heretofore given.

     A majority of such attorneys and proxies who shall be present and shall act as such at the meeting or any adjournment thereof, or if only one such attorney and proxy be present and act, then that one, shall have and may exercise all the powers hereby conferred.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, FOR ITEM 2 AND AUTHORIZATION WILL BE GIVEN TO THE NAMED PROXIES, OR ANY ONE OR MORE OF THEM, IN THEIR DISCRETION TO ACT OR VOTE UPON OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
                                                       [SEE REVERSE
   (Continued, and to be Signed on reverse side)           SIDE]



[Back of Proxy Card]

                        LINCOLN
                        NATIONAL
                        CORPORATION

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                     Company Highlights During 1996


 .    Income from operations and net income were at record highs in 1996.

 .    The quarterly dividend on the Company's Common Stock was increased at the November 1996 Board of Directors meeting to $.49, the 14th consecutive year of increased dividends.

 .    Completed the acquisition of a $3.2 billion block of 403(b) tax-
     qualified annuity business from UNUM. The Corporation's combined account values for annuity and 401(k) retirement plan businesses grew nearly 25 percent to more than $41 billion.


                               DETACH HERE

[X]Please mark
   votes as in
   this example.

    The Board of Directors                            FOR AGAINST ABSTAIN
    recommends a vote for            2.To approve     [ ]   [ ]     [ ]
    the following:                     or disapprove
                                       a new management
    1. To elect three                  incentive plan.
    directors for three year
    terms:                           3.In their discretion, to act or vote
    Nominees:  Harry L. Kavetas,       upon other matters which may
               M. Leanne Lachman,      properly come before the meeting or
               Jill S. Ruckelshaus     any adjournment thereof.

                 FOR     WITHHELD              MARK HERE
                                               FOR ADDRESS  [   ]
                [  ]      [  ]                 CHANGE AND
                                               NOTE AT LEFT

    [  ] ___________________            All of the above in accordance
         For all nominees except as     with the Notice of Annual Meeting
        noted above.                    of Shareholders and Proxy
                                        Statement for the meeting,
                                        receipt of which is hereby
                                        acknowledged.

                                 Signature must be that of the
                                 shareholder.  If shares are held
                                 jointly, each shareholder named
                                 should sign.  If the signer is a
                                 corporation, please sign full
                                 corporate name by dully authorized
                                 officer. If the signer is a
                                 partnership, please sign partnership
                                 name by authorized person.
                                 Executors, administrators, trustees,
                                 guardians, attorneys in fact, etc.
                                 should so indicate when signing.


Signature: ___________ Date:________ Signature: _________  Date:_________